                                                                       EXECUTION
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                                                                   Exhibit 10.34






                         MORTGAGE AND SECURITY AGREEMENT



                                     MADE BY


                             SAUNSTAR LAND CO., LLC
                                ("Fee Mortgagor")

                                       and

                           SAUNSTAR OPERATING CO., LLC
                             ("Leasehold Mortgagor")
       (Fee Mortgagor and Leasehold Mortgagor, together, the "Mortgagor")


                                       TO


                        LIFE INSURANCE COMPANY OF GEORGIA
                                  ("Mortgagee")





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                                TABLE OF CONTENTS

ARTICLE I     REPRESENTATIONS AND WARRANTIES
             1.01.    Organization and Qualification......................................      8
             1.02     Authority and Authorization of Mortgagor............................      8
             1.03     Authority and Authorization of Members..............................      8
             1.04.    Execution and Binding Effect........................................      9
             1.05.    Authorizations and Filings..........................................      9
             1.06.    Absence of Conflicts................................................      9
             1.07.    Financial Condition.................................................      9
             1.08.    Defaults............................................................     10
             1.09.    Litigation..........................................................     10
             1.10.    Subdivision; Separate Assessment; Zoning; Parking...................     10
             1.11.    Streets; Access.....................................................     10
             1.12.    Utility Services....................................................     11
             1.13.    Flood Area; Filled Land.............................................     11
             1.14.    Title...............................................................     11
             1.15.    Hazardous Substances................................................     11
             1.16.    Present Compliance with Laws........................................     11
             1.17     Affirmation of Borrower's Affidavit.................................     11

ARTICLE II    COVENANTS AND AGREEMENTS OF MORTGAGOR
             2.01.    Payment of Secured Obligations......................................     12
             2.02.    Maintenance; Repair; Alterations....................................     12
             2.03.    Insurance...........................................................     12
             2.04.    Delivery of Policies; Payment of Premiums...........................     13
             2.05.    Insurance Proceeds..................................................     16
             2.05.1   Conditions to Use of Proceeds for Greater
                      Than 25% of Outstanding Principal...................................     16
             2.05.2   Conditions to Use of Proceeds for All Work, Regardless of Cost......     17
             2.06.    Assignment of Policies Upon Foreclosure.............................     19
             2.07.    Indemnification; Subrogation;Waiver of Offset.......................     19
             2.08.    Taxes and Impositions...............................................     20
             2.09.    Utilities...........................................................     23
             2.10.    Actions Affecting Mortgaged Property................................     23
             2.11.    Actions by Mortgagee to Preserve Mortgaged Property.................     23
             2.12.    Performance; Survival...............................................     24
             2.13.    Eminent Domain......................................................     24
             2.14.    Inspections.........................................................     25
             2.15.    Liens    ...........................................................     26
             2.16.    Mortgagee's Powers..................................................     26
             2.17.    Financial Statements; Annual Rent Roll..............................     26
             2.18.    Mortgagor's Existence and Authorizations............................     27
             2.19.    Other Liens.........................................................     27

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
            2.20.    Change of Title.................................................       27
            2.21.    Compliance with Laws; Etc.......................................       30
            2.22.    Environmental Indemnification...................................       31

ARTICLE III    ASSIGNMENT OF LEASES
            3.01.    Assignment of Leases and Rents..................................       31
            3.02.    Covenants as to Leases..........................................       32
            3.03     Master Lease....................................................       32

ARTICLE IV     SECURITY AGREEMENT
            4.01.    Creation of Security Interest...................................       35
            4.02.    Covenants Regarding Personal Property...........................       35

ARTICLE V      EVENTS OF DEFAULTS; REMEDIES
            5.01.    Events of Default...............................................       37
            5.02.    Remedies .......................................................       39
            5.03.    Application of Proceeds.........................................       42
            5.04.    Right to Sue Without Prejudice..................................       42
            5.05.    Power to Modify Documents.......................................       43
            5.06.    Remedies Cumulative.............................................       43
            5.07     Grant and Exercise of Power of Sale.............................       44
            5.08     Waiver of Stay, Execution, Moratorium Laws
                     Equity of Redemption............................................       44

ARTICLE VI     MISCELLANEOUS
            6.01.    Giving of Notice................................................       44
            6.02.    Governing Law...................................................       46
            6.03.    Statements by Mortgagor.........................................       46
            6.04.    Captions .......................................................       46
            6.05.    Changes in Tax Law..............................................       46
            6.06.    Further Assurances..............................................       46
            6.07.    Amendments, Waivers, Etc........................................       47
            6.08.    No Implied Waiver...............................................       47
            6.09.    Expenses; Taxes; Attorneys' Fees................................       47
            6.10.    Jurisdiction; Etc...............................................       47
            6.11.    Interpretation..................................................       48
            6.12.    Invalidity of Certain Provisions................................       48
            6.13.    Severability....................................................       48
            6.14.    Time of Essence; Duration; Survival.............................       49
            6.15.    Successors and Assigns..........................................       49
            6.16.    Subrogation.....................................................       49
            6.17.    Repayment after Acceleration; Prepayment........................       49
            6.18.    Future Advances.................................................       49
            6.19.    Assignment of Mortgagee's Interest                                     49
            6.20.    Limitation of Liability.........................................       50
EXHIBIT "A"  -       Legal Description

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                         MORTGAGE AND SECURITY AGREEMENT


         THIS MORTGAGE AND SECURITY AGREEMENT (this "Mortgage"), dated as of the 22nd day of May 1996, by SAUNSTAR LAND CO., LLC, a Delaware limited liability company, ("the Fee Mortgagor") and SAUNSTAR OPERATING CO., LLC, a Delaware limited liability company, (the "Leasehold Mortgagor"), both having an address c/o Saunders Real Estate Corporation, 20 Park Plaza, Boston, Massachusetts 02116-4399 in favor of LIFE INSURANCE COMPANY OF GEORGIA, a Georgia corporation having an address c/o ING Investment Management, Inc., 300 Galleria Parkway, N.W., Suite 1200, Atlanta, Georgia 30339-3149 (the "Mortgagee"). The term "Mortgagor" as used herein shall mean each of Fee Mortgagor and Leasehold Mortgagor, both of them, or any combination of them as the context permits or requires. To the extent of any ambiguity, the context shall be interpreted as being inclusive (i.e., both of them and each combination of them) and the obligations of each of the Mortgagors hereunder shall be joint and several.

                              W I T N E S S E T H:

                  WHEREAS, Fee Mortgagor has executed and delivered to Mortgagee its Mortgage Note (the "Note") of even date herewith wherein Fee Mortgagor promises to pay to Mortgagee the principal sum of Thirty Million and 00/100 Dollars ($30,000,000.00) (the "Loan") in lawful money of the United States of America (or so much thereof as shall have been disbursed by Mortgagee), with interest thereon at the rate and times, in the manner and according to the terms and conditions specified in the Note, all of which are incorporated herein by reference.

                  WHEREAS, Fee Mortgagor is the owner in fee simple of the real property located at and known as: Boston Park Plaza Hotel and Tower, 64 Arlington Street; the Statler Office Building, 20 Park Plaza; and The First Corps of Cadets Armory, 130 Columbus Avenue, each located in Boston, Suffolk County, Massachusetts, consisting of approximately a collective 2.24 acres of land and improved with hotel, conference center, office and retail facilities, being more particularly described in Exhibit A attached hereto and made a part hereof (collectively, the "Premises").

                  WHEREAS, Leasehold Mortgagor is the owner of the leasehold interest in the Premises by virtue of that certain Lease Agreement (as may be amended, modified or restated, the "Master Lease") dated January 24, 1996 by and between Fee Mortgagor as lessor and Leasehold Mortgagor as lessee.

                  WHEREAS, Fee Mortgagor and Leasehold Mortgagor each acknowledge that the Mortgagor will derive substantial and material economic benefits from the approved uses of the Loan proceeds.


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                  WHEREAS, as a condition to disbursing the Loan evidenced by the Note and secured, inter alia, hereby, Mortgagee requires Fee Mortgagor and Leasehold Mortgagor to execute and deliver this Mortgage for the purpose of securing the payment of the Note and the performance and observance of all of the obligations, arising under the Loan Documents (as hereinafter defined) and secured hereby.

                  NOW, THEREFORE, in consideration of the indebtedness described above together with interest on such indebtedness, as well as the payment of all other sums of money secured hereby, as hereinafter provided, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, and in order to secure:

                  (a) Payment of the indebtedness evidenced by the Note, and any and all modifications, extensions and renewals thereof, including indebtedness arising as a result of advances made in the future, and all interest provided for in the Note;

                  (b) Payment and performance of all obligations of Mortgagor under any agreement made by Mortgagor or between Mortgagor and Mortgagee related to the use of the loan proceeds evidenced by the Note, and of each agreement of Mortgagor incorporated by reference therein or herein, or contained therein or herein;

                  (c) Payment and performance of all obligations of Mortgagor under the Loan Documents (as hereinafter defined);

                  (d) Payment of all sums advanced by Mortgagee in accordance herewith to protect the Mortgaged Property or Mortgagee's interests therein, with interest thereon as specified in the Note;

                  (e) Payment of all other sums, with interest thereon, which may be now or hereafter loaned to Mortgagor, or its successors or assigns on behalf of the Mortgaged Property, by Mortgagee, and also any additional sums not related to the loan which is evidenced by the Note (the "Loan"), when evidenced by a promissory note or notes executed by Mortgagor reciting that such sums are or are to be secured by this Mortgage; and

                  (f) Payment and performance of all obligations and agreements of Mortgagor contained herein or incorporated herein by reference or evidencing or securing the indebtedness secured hereby;

(all of the foregoing being hereinafter collectively referred to as the "Secured Obligations"), Mortgagor does hereby irrevocably grant, bargain, sell, convey, warrant, assign, transfer, mortgage and pledge to Mortgagee, its successors and assigns, with MORTGAGE



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COVENANTS all of Mortgagor's estate, right, title, interest, property, claim and demand, now owned or held or hereafter acquired or arising, in and to the following property and rights:

                  1. ALL the Fee Mortgagor's right, title, interest, claim and demand, either at law or equity, now or hereafter, in the Premises.

                  2. ALL the Fee Mortgagor and Leasehold Mortgagor's right, title, interest, claim and demand, either at law or equity, now or hereafter, in and to the leasehold estate in the Premises created pursuant to the Master Lease.

                  3. TOGETHER WITH all leasehold estates of Mortgagor as lessor, if any, and all right, title and interest of Mortgagor in and to all leases, including but not limited to the Master Lease, covering the Premises or any portion thereof now or hereafter existing or entered into (each, a "Lease," collectively, the "Leases"), all guarantees of the obligations of the tenants under any of the Leases, and all right, title and interest of Mortgagor thereunder, including, without limitation, all cash or security deposits, rentals, additional rentals, percentage rentals, advance rentals, and deposits, maintenance payments or common area payments, income, or profits due or to become due under the Leases (including all proceeds under any options contained in the Leases) and all covenants contained in the Leases relating to the collection and enforcement of collection of such rents, income or profits, or payments of similar nature (collectively, "Lease Rents");

                  4. TOGETHER WITH all interests, estate or other claims, both in law and in equity, which Mortgagor now has or may hereafter acquire in the Premises;

                  5. TOGETHER WITH Mortgagor's interest in any and all tenements, hereditaments and appurtenances belonging to the Premises or any part thereof or in any way appertaining thereto, and all streets, alleys, passage ways, areas and sidewalks, water courses, water rights and all leasehold estates, rights of way and public places, and all strips and gores of land adjacent thereto or used in connection therewith, rights of access or similar benefit now existing or hereafter created for the benefit of the Premises or the Mortgagor or any subsequent owner or tenant of the Premises over ground adjoining or adjacent to the Premises and all rights to enforce the maintenance thereof, and all air rights, all easements for foundation and support and any other appurtenant easement rights necessary to allow for the continued use of the Premises for hotel, conference center, office and retail purposes as permitted by the appropriate governing authorities and sufficient to satisfy all tenant requirements under any and all Lease documents, and all other rights, liberties and privileges of whatsoever kind or character, and all the estate, right, title, interest, property, possession, claim and demand whatsoever, at law or in equity, of Mortgagor in and to the Premises or any part thereof;

                  6. TOGETHER WITH all right, title and interest of Mortgagor in and to any and all buildings, structures and improvements now or hereafter erected on the Premises, and all chattels, fixtures, building materials, machinery, inventory, apparatus, equipment, articles and/or all personal property of every kind and description, all parts therefor, and all


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improvements, accessions or appurtenances thereto, whether tangible or otherwise, now or hereafter located on or used or usable in connection with the Premises or any business conducted thereon, whether or not the same have or would become a part of the Premises by attachment thereto, including, without limiting the generality of the foregoing, all lighting, heating, cooling, ventilating, air conditioning, power, incinerating, sprinkling, gas, plumbing, waste removal and refrigeration systems, engines, furnaces, boilers, pumps, tanks, heaters, generators, motors, maintenance equipment, fire prevention apparatus, dryers and laundry equipment, office equipment, and all pipes, wires, fixtures and apparatus forming a part of or used in connection therewith, tools, supplies, elevators and motors, refrigeration plants or units, kitchen equipment, cooking appliances, cabinets, partitions, doors, windows, furniture, furnishings, living and artificial plants and planters, televisions, television systems, antenna and/or satellite dish systems, beds, dressers, radios, lamps, switchboards, telephones, telephone systems and equipment, computers, computer equipment and software, cabinets, signage, storm windows and doors, window and door screens, awnings and window and door shades, all drapes and curtains and related hardware and mounting devices, wall-to-wall carpeting, tables, chairs, pots, pans, plates, dishes, silver and flatware, linens, plants, planters, carpets, wall and floor coverings, draperies, art work, motor vehicles, vending machines, all equipment, machinery, furnishings, fixtures and inventory situated upon or in the Premises and used or usable in the operation thereof, as well as all additions, improvements, substitutions and replacements thereto, and proceeds thereof; with respect to any personal property which is subject to a conditional bill of sale, lease, security agreement, mortgage or other lien covering such Premises; all the right, title and interests of Mortgagor in and to any and all such personal property and any and all such conditional bills of sale and/or leases, together with the benefits of any deposits or payments now or hereafter made by Mortgagor, or the predecessors or successors in title to Mortgagor, all of the records and books of account now or hereafter maintained by Mortgagor in connection with the Premises and/or the construction, development, operation and/or management thereof and/or in connection with the operation of Mortgagor's business, all names as may be used in connection with the Premises and the goodwill associated therewith, all rents, issues, profits and other incomes whether now existing or hereafter acquired, all contract rights relating to the purchase, installation and/or maintenance of any equipment and/or construction of any improvements (including without limitation, any contracts with architects, engineers and/or contractors), all accounts and general intangibles now owned or existing or hereafter created or acquired related to the Premises and/or the operation of any business with respect thereto, all agreements for the provision of Premises or services to or in connection with, or otherwise benefitting, the Premises; including, without limitation, all management agreements, franchise agreements, license agreements and cable television agreements, to the extent permitted by applicable law all rights in and to any and all building, zoning, environmental and other permits, licenses including without limitation all liquor licenses, approvals, variances and consents which have been issued or are hereafter issued by any governmental entity and/or utility company or provided in connection with or related to the Premises, and all bonds securing to Mortgagor the payment or performance of any obligation concerning the construction, maintenance, repair and/or use of the Premises;



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                  7. TOGETHER WITH all right, title and interest of Mortgagor in and to all drawings, plans, specifications, shop drawings, renderings, data, studies, reports, appraisals, analysis, and other similar work product related to the Premises now existing or hereafter prepared by Mortgagor, its agents, contractors, architects, engineers and/or employees in connection with or related to the Premises and all rights in, to and under, all monies due and to become due pursuant to and all claims, demands and causes of action that Mortgagor now has or which may hereafter arise against all parties under all contracts and subcontracts related to or providing for the design and construction of improvements to the Premises or the provision of labor, services or materials therefor, whether now existing or hereafter executed, and any supplements thereto;

                  8. TOGETHER WITH all right, title and interest of Mortgagor in and to all guarantees, and reserve accounts or escrows now or hereafter created and the funds established thereby pursuant to this Mortgage and the Note;

                  9. TOGETHER WITH all the remainder or remainders, reversion or reversions, rents, revenues, issues, profits, royalties, income, accounts receivable and proceeds therefrom and other benefits derived from any of the foregoing, including the Lease Rents (collectively, the "Rents"), all of which are hereby unconditionally assigned to Mortgagee, who is hereby authorized to collect and receive the same, to give proper receipts and acquittances therefor and to apply the same to the payment of the Secured Obligations, notwithstanding the fact that the same may not then be due and payable, subject, however, to a revocable license of Mortgagor to receive and use the same which license shall be deemed automatically revoked by Mortgagee without requirement of additional notice to Mortgagor or of any further action on the part of Mortgagee, upon an Event of Default (as hereinafter defined);

                  10. TOGETHER WITH all proceeds or payments in lieu of or as compensation for the loss of or damage or of the conversion, voluntary or involuntary, of any of the Mortgaged Premises into cash or liquidated claims, including without limitation, all proceeds of the insurance required to be maintained by this Mortgage, or otherwise maintained by the Mortgagor in connection with the Mortgaged Premises, all awards or other compensation heretofore or hereafter made to Mortgagor as the result of any Condemnation (as defined in Section 2.13), all awards for changes of the grades of streets and all awards for severance damages, all of which are hereby assigned to Mortgagee, who is hereby authorized to collect and receive the proceeds thereof, to give proper receipts and acquittances therefor and, subject to Sections 2.05 and 2.13, to apply the same to the payment of the Secured Obligations, notwithstanding the fact that the same may not then be due and payable;

                  11. TOGETHER WITH any monies deposited with Mortgagee pursuant to the terms hereof or of any other Loan Document and all proceeds thereof;

                  12. TOGETHER WITH all of Mortgagor's interest in accounts, accounts receivable, receivables and other receivables (including without limitation, receivables, revenues, rentals and receipts from guest rooms, meeting rooms, food and beverage facilities,


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
vending machines, telephone systems, guest laundry and all other items of revenue, receipts or income as identified in the Uniform System of Accounts for Hotels, 8th revised edition, International Association of Hospitality Accountants and Hotel Association of New York City, Inc. (1986), as from time to time amended), contract rights, chattel paper, instruments and documents, promissory notes, any other obligations or indebtedness owed to Mortgagor from whatever source arising, deposits, credits, balances, money and rights to money, all rights of Mortgagor to receive any performance or any payments in money or kind, all guarantees of the foregoing and security therefor, all of the right, title and interest of Mortgagor in and with respect to the goods, services, or other property that gave rise to or that secure any of the foregoing and insurance policies and proceeds relating thereto, all rights of Mortgagor as an unpaid seller of goods and services, including but not limited to, the rights to stoppage in transit, replevin, reclamation, and resale, all books and records relating to or evidencing any of the foregoing, and all of the foregoing whether now owned or existing or hereafter created or acquired;

                  13. TOGETHER WITH all choices in action and causes of action, all contracts and contract rights (including, without limitation, interests as lessor in leases, including without limitation the Master Lease and the Leases, and interests as seller in the sale, transfer or disposition of all or any part of the property or items described herein), and all other intangible personal property or general intangibles of Mortgagor of every kind and nature (other than accounts), corporate or other business records, mailing lists, trademarks, trade names, trade secrets, goodwill, blueprints, plans, programs, processes, registrations, licenses, permits, franchises, judgments, tax refund claims, insurance proceeds including, without limitation, insurance covering the lives of key employees on which Mortgagor is beneficiary, and any letter of credit, guarantee, claim, security interest or other security held by or granted to Mortgagor to secure payment by an account debtor of any of the accounts, all books and records relating to or evidencing any of the foregoing, and all of the foregoing, whether now owned or exiting or hereafter created or acquired (the "Intangibles");

                  14. TOGETHER WITH any goods, merchandise, or other personal property, raw materials, parts, supplies, work-in-process and finished products intended for sale, lease or provision under or in connection with a contract for services of every kind and description in the custody or possession, actual or constructive, of Mortgagor, including such inventory as is temporarily out of the custody or possession of Mortgagor, including insurance proceeds from insurance on any of the above, any returns upon any accounts and other proceeds, resulting from the sale or disposition of any of the foregoing, including without limitation, raw materials, work-in-process, and finished goods, and all of the foregoing, whether now owned or existing or hereafter created or acquired (the "Inventory");

                  15. TOGETHER WITH all proceeds, products, rents and profits and profits (in whatever form whether cash or non-cash) of any and all of the foregoing, including, without limitation, in the accounts, equipment, intangibles, inventory and/or any of the property or items described herein, and all additions and accessions to, replacements of, insurance or condemnation proceeds of, and documents covering, the accounts, equipment, intangibles,



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inventory and/or any of the property or items described herein, all property received wholly or partly in trade or exchange from the accounts, equipment, intangibles, inventory, and/or any of the property or items described herein, and all rents, advances, deposits, revenues, issues, profits and proceeds arising from the sale, lease license, encumbrance, collection, or any other temporary or permanent disposition of, the accounts, equipment, intangibles, inventory, and/or any of the property or items described herein, or any interest therein.

                  16. TOGETHER WITH the foregoing items and all books, papers and records relating to or evidencing the foregoing are and/or shall be located on the Premises described in Exhibit A, provided that the security interest of Mortgagee shall attach and be effective wherever such items may be located.

                  17. It is the intent hereof and of Mortgagor and Mortgagee that Mortgagee shall have a first and best pre- and post-bankruptcy petition lien in and to all of the foregoing and a first and best lien as to all items which may be deemed "cash collateral" under Title 11 of the United States Code entitled "Bankruptcy," as amended from time to time. It is also the intent hereof and the intent and agreement of Mortgagor and Mortgagee that all revenue derived from the leasing of the Premises shall be and be deemed rent derived from the underlying real estate and, accordingly, subject to this Mortgage. Further, it is the intent hereof and the intent and agreement of Mortgagor and Mortgagee that any revenues generated by and/or attributable to the portion of the Premises which is a hotel and conference center facility or the use or the operation thereof shall be and be deemed rent derived from the underlying real estate which is subject to the assignment of Leases and Lease Rent provisions hereof. Any person or entity extending credit to Mortgagor after the recording hereof shall be deemed to have assented to the terms of this paragraph.

                  All of the foregoing as set forth in paragraphs 1 - 16 above, and the balance of the entire estate, property and interest hereby conveyed to Mortgagee, is sometimes hereafter collectively referred to as the "Mortgaged Property."

                  This Mortgage, the Note, the Loan Agreement (the "Loan Agreement") of even date herewith by and between Mortgagor and Mortgagee, the Assignment of Leases and Rents (as defined in Section 3.01), the Environmental Indemnification Agreement (as defined in Section 2.22), the Assignment of Agreements, Permits and Rights of even date herewith, the Limited Guaranty and Suretyship Agreement of even date herewith (the "Limited Guaranty") given to Mortgagee by Saunders Real Estate Corporation, a Massachusetts corporation ("Saunders"), SLT Realty Limited Partnership, a Delaware limited partnership ("SLT"), and Starwood Lodging Trust, a Maryland real estate investment trust ("Starwood"), (each, a "Guarantor," collectively, the "Guarantors"), the Payment Guaranty and Suretyship Agreement of even date herewith (the "Payment Guaranty") given to Mortgagee by SLT and Starwood (the Limited Guaranty and the Payment Guaranty, collectively, the "Guaranty"), and the Borrower and Guarantors' Affidavit of even date herewith given by Mortgagor and Guarantors to Mortgagee (the "Borrower's Affidavit") and any other instrument given to evidence or further


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
secure the payment and performance of any obligation secured hereby and any guaranty thereof are sometimes hereinafter collectively referred to as the "Loan Documents."

                  TO HAVE AND TO HOLD the Mortgaged Property hereby conveyed or mentioned and intended so to be, unto Mortgagee, to its own use forever.

                  PROVIDED ALWAYS, NEVERTHELESS, and this Mortgage is upon the express condition that, if Mortgagor pays to Mortgagee the principal sum advanced pursuant to the Loan Documents, the interest thereon and all other sums payable by Mortgagor to Mortgagee which constitute the Secured Obligations, in accordance with the provisions of the Loan Documents, at the times and in the manner specified, without deduction, defalcation, fraud or delay, and Mortgagor performs and complies with all the agreements, conditions, covenants, provisions and stipulations contained herein and in the other Loan Documents, then this Mortgage and the estate hereby granted shall cease and become void, but otherwise shall remain in full force and effect. Mortgagor agrees to pay all costs, expenses and fees associated with the preparation, execution, delivery and recording of a satisfaction or release of this Mortgage.


                                    ARTICLE I
                         REPRESENTATIONS AND WARRANTIES

                  Mortgagor represents and warrants to Mortgagee, its successors and assigns, as follows:

                  1.01. Organization and Qualification. Fee Mortgagor and Leasehold Mortgagor are duly organized and validly existing as limited liability companies under the Laws (as defined in Section 1.06) of the State of Delaware, are duly qualified to do business and are in good standing under the Laws of the Commonwealth of Massachusetts, and have full power to conduct their businesses as presently conducted.

         The Donald Saunders Family LLC, (the "Family LLC"), a member of Fee Mortgagor and Leasehold Mortgagor, is duly formed and validity existing as a limited liability company under the Laws of the Commonwealth of Massachusetts, is duly qualified to do business has and is in good standing under the Commonwealth of Massachusetts, is qualified and has full power to conduct its business as presently conducted.

         SLC Operating Limited Partnership ("SLC"), a member of Leasehold Mortgagor is duly organized and validly existing as a limited partnership under the laws of the State of Delaware, is duly qualified to do business and is in good standing under the Laws of the State of Delaware and Commonwealth of Massachusetts, and is qualified and has full power to conduct its business as presently conducted.

         SLT, a member of Fee Mortgagor, is duly organized and validly existing as a limited partnership under the laws of the State of Delaware, is duly qualified to do business under the Laws of Delaware, and is in good standing under the Laws of the State of Delaware, and is qualified and has full power to conduct its business as presently conducted. (The members of Fee Mortgagor and Leasehold Mortgagor are collectively referred to as the "Members").

         Starwood Lodging Trust, the general partner of SLT, is duly formed and validly existing as a real estate investment trust under the Laws of the State of Maryland, is duly qualified to do business under the Laws of Maryland, and is in good standing under the Laws of Maryland, and has full power to conduct its businesses as presently conducted.

                  1.02. Authority and Authorization of Mortgagor. Mortgagor has full power and authority to own the Mortgaged Property, to execute and deliver the Note, this Mortgage and the other Loan Documents and to perform its obligations hereunder under the Note and the other Loan Documents, and all such action has been duly and validly authorized by all necessary partnership action on its part.

                  1.03. Authority and Authorization of Members. The Members have full power and authority to execute and deliver the Loan Documents to which Mortgagor is a party on behalf of Mortgagor and to perform as Members in connection with the obligations of the Mortgagor hereunder, under the Note, and under the other Loan Documents, and all such action has been duly and validly authorized by all necessary corporate action on its part. The Members have the full power and authority to bind Mortgagor in any or all matters relating to Mortgagor's business activities, including, without limitation, the power to enter into the Loan, the Mortgage, the Note and the other Loan Documents.

                  1.04. Execution and Binding Effect. This Mortgage, the Note and the other Loan Documents to which Mortgagor and the Guarantors are a party have been duly and validly executed and delivered by Mortgagor and the Guarantors and to the best of Mortgagor's knowledge constitute legal, valid and binding obligations of Mortgagor and the Guarantors, respectively, enforceable in accordance with the terms hereof and thereto.

                  1.05. Authorizations and Filings. To the best of Mortgagor's knowledge, no authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Governmental Authority is or will be necessary or advisable in connection with the execution and delivery of this Mortgage, the Note or the other Loan Documents, consummation of the transactions herein or therein contemplated or performance of or compliance with the terms and conditions hereof or thereof. As used herein the term "Governmental Authority" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                  1.06. Absence of Conflicts. Neither the execution and delivery of this Mortgage, the Note or the other Loan Documents nor consummation of the transactions herein or therein contemplated nor performance of or compliance with the terms and conditions hereof or thereof will (a) to the best of Mortgagor's knowledge, violate any Law, (b) conflict with or result in a breach of or a default under the operating agreement, articles of organization, by-laws, or partnership agreement, as applicable, of Mortgagor, the Members, or any Guarantor, or any agreement or instrument, including without limitation the Master Lease, to which Mortgagor, the Members, or any Guarantor is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound or (c) to the best of Mortgagor's knowledge, result in the creation or imposition of any lien, charge, security interest or encumbrance upon any property (now owned or hereafter acquired) of Mortgagor, the Members, or any Guarantor, other than those liens, charges, security interests and encumbrances created by the Loan Documents themselves. As used herein, the term "Law" means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of, or permit, approval or license granted by, any Governmental Authority, including without limitation those relating to zoning, subdivision, building, safety, fire protection, accessibility to, usability by or discrimination against disabled individuals, or environmental matters.

                  1.07. Financial Condition. The financial statements of Mortgagor and the Guarantors heretofore furnished to Mortgagee present fairly the financial condition at the respective dates indicated therein and the results of operations and cash flows, as applicable, for the respective periods indicated therein of Mortgagor, the Members and the Guarantors, and to the best of Mortgagor's knowledge, were prepared in accordance with Generally Accepted Accounting Principles in the United States. Since the dates of the most recent of such financial statements for Mortgagor, the Members and the Guarantors, there has been no material adverse change in the business, operations or condition (financial or otherwise) of any of Mortgagor, the Members or the Guarantors from that reflected in such financial statements.

                  1.08. Defaults. No Event of Default, nor, to the best of Mortgagor's knowledge, any circumstance, event or occurrence which, except for the passage of time or the giving of notice or both would constitute an Event of Default (a "Potential Default"), has occurred and is continuing or exists.

                  1.09. Litigation. There is no pending or (to Mortgagor's knowledge) threatened proceeding by or before any Governmental Authority against or affecting Mortgagor, the Members, the Guarantors, or the Mortgaged Property which if adversely decided would have a material adverse effect on the business, operations, condition (financial or otherwise) or prospects of Mortgagor, the Members or the Guarantors or on the ability of Mortgagor or the Guarantors to perform their respective obligations under the Loan Documents or on the ownership or operation of the Improvements.

                  1.10. Subdivision; Separate Assessment; Zoning; Parking. To the best of Mortgagor's knowledge, (i) the Premises are comprised of two parcels under applicable Laws regulating subdivision and land development and may be leased, transferred or mortgaged without the approval of any Governmental Authority having jurisdiction to regulate or control subdivision or land development, (ii) the Premises are assessed separately from all other lands for purposes of ad valorem taxation,
(iii) all requirements of every Governmental Authority pertaining to the Premises and the Improvements, including without limitation zoning, have been complied with, (iv) no variances, reliance on adjacent property or special exception is required for the Improvements; and (v) the Premises contains such parking spaces as are required by applicable Law and by all Leases of the Premises.

                  1.11. Streets; Access. To the best of Mortgagor's knowledge, all streets necessary for the full utilization of the Premises for its present use have been completed or the necessary rights-of-way therefor acquired by or dedicated to the appropriate Governmental Authority. The Premises abut upon physically open, publicly dedicated rights of way known as Park Plaza, Arlington Street and Columbus Avenue and Mortgagor, its tenants and business visitors have direct, lawful, unobstructed, adequate and unimpaired vehicular and pedestrian access to and from said rights of way.

                  1.12. Utility Services. All utility services necessary for the ownership of the Improvements and the operation thereof for their present use are available at the boundaries of the Premises, including water supply and sanitary and storm sewer facilities and gas, electric and telephone facilities.

                  1.13. Flood Area; Filled Land. To the best of Mortgagor's knowledge, the Premises are not in an "area of special flood hazard", as that term is defined in the National Flood Insurance Act of 1968 (as amended and supplemented by the Flood Disaster Protection Act of 1973).

                  1.14. Title. Mortgagor (a) has good and marketable title to the Premises and the Improvements and has good title to all Personal Property and other property and rights comprising the Mortgaged Property, except as set forth on Exhibit B attached hereto and incorporated herein, subject to no mortgage, lien, pledge, charge, security interest or other encumbrance or adverse claim of any nature except Permitted Encumbrances (as defined in this Section 1.14), and (b) has full power and lawful authority to grant, bargain, sell, convey, warrant, assign, transfer, mortgage, pledge, grant a security interest in, set over and confirm unto Mortgagee, and its successors and assigns, the Mortgaged Property as herein provided. Fee Mortgagor and Leasehold Mortgagor, each hereby consent to the other's mortgage conveyance herein of the fee interest and leasehold interest, respectively, and acknowledge that such respective grants do not constitute an Event of Default under the Master Lease. Mortgagor will forever warrant and defend the title to the Mortgaged Property and the validity and first priority of the lien or estate, and the security interest, created hereby against the claims and demands of all persons whomsoever. As used herein the term "Permitted Encumbrances" means (i) the Master Lease and all other easements, rights of way and other exceptions set forth in Schedule B-I of the title policy insuring the lien of this Mortgage, and

(ii) the other exceptions set forth in Schedule B-II of such policy provided such exceptions remain subordinate to the lien of the Mortgage granted herein.

                  1.15. Hazardous Substances. The warranties and representations set forth on Exhibit B of the Environmental Indemnification Agreement are incorporated herein by reference and are true, complete and accurate.

                  1.16. Present Compliance with Laws. To the best of Mortgagor's knowledge, the Mortgaged Property and Mortgagor's operations at the Mortgaged Property are in substantial compliance with all applicable Laws and private covenants, except as otherwise set forth in the Agreement of Environmental Undertakings executed by Mortgagor of even date herewith. Neither Mortgagor nor Guarantor has received any notification from any Governmental Authority claiming that there has been any violation of any Law applicable to the Mortgaged Property or Mortgagor's operations at the Mortgaged Property or requiring compliance with any such Law not disclosed to Mortgagee in writing.

                  1.17. Affirmation of Borrower's Affidavit. The Representations and Warranties as set forth in the Borrower's Affidavit are true, accurate and complete.

                                   ARTICLE II
                      COVENANTS AND AGREEMENTS OF MORTGAGOR

                  Mortgagor hereby covenants and agrees, for itself and its successors and assigns:

                  2.01. Payment of Secured Obligations. To pay when due the principal of, and the interest on, the indebtedness evidenced by the Note, and the charges, fees and all other sums as provided in the Loan Documents, and all principal of and interest on any future advance secured hereby, and all other amounts constituting the Secured Obligations.

                  2.02. Maintenance; Repair; Alterations. To keep or, cause to be kept the Mortgaged Property in good condition and in a rentable and tenantable state of repair; to make or cause to be made, as and when necessary, all repairs, renewals and replacements, structural and non-structural, exterior and interior, ordinary and extraordinary, foreseen and unforeseen; to not remove, demolish or substantially alter (other than the periodic upgrade or refurbishment of the Improvements which maintain or increase the value thereof and except such alterations as may be required by Laws, expressly permitted hereby or otherwise required to be performed in connection with tenant improvements required or permitted pursuant to any Lease in the ordinary course of business expressly permitted hereby) any of the Improvements; to promptly restore or complete, in good and workmanlike manner and in compliance with all Laws, private covenants and insurance requirements, any Improvements and or Personal Property which may be damaged or destroyed by casualty (whether or not insured against or insurable) or by any Condemnation, with Improvements or Personal Property of equivalent value and utility, whether or not the proceeds of insurance required hereunder or the award payable in respect of such Condemnation are sufficient for the purpose or are available to Mortgagor pursuant to Sections 2.05 or 2.13 for such purpose, and to promptly pay when due all claims for labor performed and materials furnished therefor; to comply with all Laws, covenants, conditions and restrictions now or hereafter affecting the Mortgaged Property or any part thereof or requiring any alterations or improvements, whether foreseen or unforeseen, including but not limited to those relating to environmental Laws and Laws relating to accessibility to, usability by and discrimination against disabled individuals; not to commit or permit any waste or deterioration of the Mortgaged Property; to keep and maintain grounds, sidewalks, roads, parking and landscape areas in good and neat order and repair; to comply with the provisions of any Lease; not to commit, suffer or permit any act to be done in or upon the Mortgaged Property in violation of any Law; and not to permit the Mortgaged Property to become abandoned or unguarded.

                  2.03. Insurance. To at all times provide, maintain and keep in force the following insurance coverage with respect to the Mortgaged Property:

                           (a) Insurance against loss or damage to the
Improvements and the Personal Property by fire, flood, earthquakes, lightning, windstorm, explosion, riot, riot attending a strike, civil commotion, aircraft and vehicles, smoke and such other hazards as are covered by insurance of the type now known as "fire and extended coverage", vandalism, malicious mischief and such other hazards as are covered by so-called "all risk to physical loss" insurance, and such other insurable hazards as, under good insurance practices, from time to time are insured against for improvements and personal property having similar functions and uses in the area where the Improvements and Personal Property are located, in an amount not less than the greater of (i) 100% of the replacement cost of the Improvements and Personal Property without deduction for physical depreciation, including the cost of debris removal (exclusive of the cost of excavations, foundations and footings below the lowest basement floor), or (ii) the amount necessary to avoid Mortgagor being or becoming a co-insurer with Mortgagee under the terms of the applicable policies or by applicable Law; but in any event not less than $30,000,000.00 and with not more than a $50,000.00 deductible from the loss payable for any earthquake or flood casualty and a $10,000.00 deductible from the loss payable for all other casualties, which amounts shall increase each year by an amount allowed pursuant to subparagraph (i) of this Section 2.03. The policies of insurance carried in accordance with this subparagraph (a) shall provide for an annual review to ascertain, among other things, the then pertaining "Replacement Cost Endorsement";

                           (b) Comprehensive general liability insurance
(including coverage for elevators and escalators, if any, on the Mortgaged Property and, if any completion or construction of new Improvements occurs after execution of this Mortgage, completed operations coverage for two years after construction of all Improvements has been completed) on an "occurrence basis" against claims for "personal injury," including without limitation bodily injury, death or property damage occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways, such insurance to be in a minimum amount of $1,000,000.00 per person and $2,000,000.00 per occurrence, together with excess or umbrella liability in the minimum amount of $25,000,000.00 naming Mortgagee as additional insured and in an amount to satisfy all Lease requirements and with not more than $5,000.00 deductible from the loss payable for any such occurrence which amount shall increase each year by an amount allowed pursuant to subparagraph
(i) of this Section 2.03.

                           (c) Worker's compensation insurance (including
employer's liability insurance, if requested by Mortgagee) for all employees of Mortgagor engaged on or with respect to the Mortgaged Property in such amount as is reasonably satisfactory to Mortgagee, or, if such limits are established by law, in such amounts;

                           (d) During the course of any construction or repair
of improvements on the Premises at a cost in excess of $100,000.00 builder's completed value risk insurance against "all risks of physical loss", including work in place, collapse and transit coverage, during construction of such Improvements, with deductibles not to exceed $10,000.00 which amount shall increase each year by an amount allowed pursuant to subparagraph (i) of this
Section 2.03, in non-reporting form, covering the total value of work performed and equipment, supplies and materials furnished. Said policy of insurance shall contain the "permission to occupy upon completion of work or occupancy" endorsement;

                           (e) To the extent applicable, as determined by
Mortgagee, boiler and machinery insurance covering pressure vessels, air tanks, boilers, machinery, pressure piping, heating, air conditioning and other major components of HVAC systems, and elevator equipment and escalator equipment, provided the Improvements contain equipment of such nature, and insurance against loss of occupancy or use arising from any such breakdown, in such amounts as are from time to time satisfactory to Mortgagee;

                           (f) If the Premises are in an area designated as a
special flood hazard area by the Federal Emergency Management Agency, such flood insurance as is available and reasonably acceptable to Mortgagee;

                           (g) Business interruption insurance and insurance
against loss of "rental value" for a period of not less than twelve (12) months in such amounts as are satisfactory to Mortgagee; and

                           (h) Such other insurance, and in such amounts, as may
from time to time be reasonably required by Mortgagee against the same or other hazards which may now or hereafter arise.

         (i) From the date hereof until the Maturity Date (as defined in the Note), the maximum deductible amounts allowed in Sections 2.3(a), (b) and (d) may increase annually as follows: Each respective deductible shall be multiplied times a fraction, the denominator of which shall be the Consumer Price Index published most recently prior to the date hereof. The numerator of the fraction shall be the Consumer Price Index published most recently prior to the commencement of each respective Loan Year (as defined in the Note) for which the calculation is being made.

         The term "Consumer Price Index" or "CPI" shall mean the Consumer Price Index for urban wage earners and clerical workers, Boston, Massachusetts, all items (1982-1984 =100) published by the United States Department of Labor. In the event the CPI ceases to use the 1982-84 average of 100 as the basis of calculation or if substantial changes are made in the terms or items contained therein then the price index shall be adjusted to the figure that would have been arrived at had the manner of completing the CPI not been changed. In the event that the CPI is discontinued, then an equivalent index or method of calculation shall be determined by Mortgagee.

                   2.04. Delivery of Policies; Payment of Premiums. That all policies of insurance required hereby shall be issued by companies and in amounts in each company satisfactory to Mortgagee:

                           (a) All policies of insurance required by the terms
of this Mortgage shall contain an endorsement or agreement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of Mortgagor which might otherwise result in forfeiture of said insurance and the further agreement of the insurer waiving all rights of set off, counterclaim or deductions against Mortgagor. All policies of insurance shall be subject to the approval of Mortgagee as to insurance companies, amounts, expiration dates, form and content and shall name Mortgagee as an additional insured. In furtherance and not in limitation of the foregoing, all such policies must have a Best's Class A "XIII" category designation, and are to be obtained by Mortgagor and held by Mortgagee's correspondent, New England Realty Resources, Inc., or such other person as may be from time to time designated by Mortgagee. All policies of insurance maintained by Mortgagor pursuant to clauses (a) and (d) of Section 2.03 shall contain the "Replacement Cost Endorsement," "Increased Cost of Construction Endorsement," and an "Agreed Amount Endorsement." All policies of insurance covering risks of physical loss shall provide the losses thereunder shall be payable to Mortgagee pursuant to a standard first mortgagee endorsement, without contribution, substantially equivalent to the New York Standard Mortgage Endorsement. At least thirty (30) days prior to the expiration of any policy of insurance, Mortgagor shall furnish Mortgagee with evidence satisfactory to Mortgagee of the payment of the premium for, and the reissuance of a policy continuing, such insurance is required by this Mortgage. All policies of insurance shall contain a waiver by the insurer of all rights of subrogation to any rights of Mortgagee and all rights of set-off, counterclaim or deduction against the insureds. All policies of insurance shall also contain a provision to the effect that any modification, termination, cancellation of or amendment to, or non-renewal of such insurance, including any reduction in the scope or limits of coverage, shall not be effective as to Mortgagee without at least thirty (30) days prior written notice to Mortgagee. Mortgagor shall not take out separate insurance with respect to the Mortgaged Property concurrent in form or contributing in the event of loss with that required by this Mortgage unless the same shall contain a standard non-contributory lender's loss payable endorsement in favor of and in scope and form satisfactory to Mortgagee.

If the policy carries a co-insurance clause or other clause limiting the amount of coverage under certain conditions, the insurance must be in such an amount as to give full coverage under all conditions.

                           (b) In the event Mortgagor fails to provide,
maintain, keep in force or deliver and furnish to Mortgagee the policies of insurance required by Section 2.03 and by this Section 2.04, Mortgagee may procure such insurance or single-interest insurance for such risks covering Mortgagee's interest, and Mortgagor will pay all premiums thereon promptly within ten (10) days of demand by Mortgagee, and until such payment is made by Mortgagor the amount of all such premiums together with interest thereon at the Default Rate set forth in the Note and shall be evidenced by the Note and shall be secured by this Mortgage.

                           (c) Mortgagor shall pay to Mortgagee on the day
monthly installments of principal and interest are due under the Note, until the
Note is paid in full, an amount equal to one-twelfth (1/12th) of the estimated aggregate annual insurance premiums on all policies of insurance required by this Mortgage. Such sums shall be held in escrow by New England Realty Resources, Inc., or such other person as may be from time to time designated by Mortgagee. Mortgagor further agrees, upon Mortgagee's request, to cause all bills, statements or other documents relating to the foregoing insurance premiums to be sent or mailed directly to Mortgagee at least thirty (30) days prior to the expiration or termination date thereof. Upon receipt of such bills, statements or other documents, and provided Mortgagor has deposited sufficient funds with Mortgagee pursuant to this Section 2.04, Mortgagee shall pay such amounts as may be due thereunder out of the funds so deposited with Mortgagee. If at any time and for any reason the funds deposited with Mortgagee are or will be insufficient to pay such amounts as may then or subsequently be due, Mortgagee shall notify Mortgagor and Mortgagor shall immediately deposit an amount equal to such deficiency with Mortgagee. Funds deposited with Mortgagee pursuant to this Section 2.04 in an account or accounts designated for such deposits may be commingled by Mortgagee with similar deposits by other mortgagors and, to the extent permitted by applicable Law, shall not bear interest.

         2.05 Insurance Proceeds. That upon the occurrence of any casualty to the Mortgaged Property or any part thereof, Mortgagor shall give prompt written notice thereof to Mortgagee.

         A. In the event of fire or other casualty during the term of the Note, subject to the provisions of subclause B. below, then the proceeds of any insurance policies carried by Mortgagor (the "Proceeds") shall be paid over to Mortgagee, and may be used at the sole, absolute and exclusive option of Mortgagee toward repayment of the Loan or to restore, repair or replace the damaged Mortgaged Property (the "Work").

         B. Notwithstanding the foregoing, provided that no Event of Default has occurred and is continuing and in the event:

                  (1) Proceeds available as a result of such fire or other casualty are equal to or less than Five Hundred Thousand and 00/100 Dollars ($500,000.00), Mortgagee shall deliver such Proceeds to Mortgagor, and Mortgagor covenants to use such Proceeds to fund the cost of the Work, and further covenants that upon completion of the Work, Mortgagor will fulfill the terms and conditions as set forth in Section 2.05.2(B), (C), (E), (F), (G), to the extent any tenant under any Lease is affected by such casualty, and (H).

                  (2) The cost of completing the Work estimated by Mortgagee is equal to or less than Fifty percent (50%) of the then outstanding principal balance under the Loan at the time of the casualty occurrence, Mortgagee shall make such Proceeds available for reimbursement of the costs to Mortgagor of the Work subject to the fulfillment of the terms and conditions as set forth in
Section 2.05 (including Subsections 2.05.1 and 2.05.2) to Mortgagee's full and complete satisfaction, in its reasonable judgment.

                  (3) The cost of completing the Work estimated by Mortgagee is greater than Fifty percent (50%) of the then outstanding principal balance under the Loan at the time of the casualty occurrence, and if Mortgagee shall, in its sole discretion, elect to apply the Proceeds toward repayment of the Loan, then Mortgagor shall have the right to prepay the Loan in full without any Prepayment Premium (as defined in the Note) within ninety days (90) after Mortgagee or Correspondents notifies Mortgagor of such election, provided that Mortgagor notifies Mortgagee of its intention to prepay the Loan in full within thirty
(30) days of the receipt of notice of such election.

         C. In the event Mortgagee makes the Proceeds available for repair, restoration or replacement of the Mortgaged Property, and each and every term and condition set forth in this Section 2.05 (including Subsections 2.05.1 and 2.05.2) is not fulfilled to Mortgagee's full and complete satisfaction, in its reasonable judgment, then Mortgagee shall continue to have the right as set forth in paragraph A of this Section 2.05 to use the Proceeds towards repayment of the Loan, or to restore, repair or replace the damaged Mortgaged Property, at the sole, absolute and exclusive option of Mortgagee.

         D. Regardless of whether there are Proceeds available, or whether Mortgagee makes Proceeds available to Mortgagor or any such Proceeds are sufficient in amount:

                   (1) Nothing herein contained shall be deemed to excuse Mortgagor from repairing or maintaining the Mortgaged Property as provided in
Section 2.02 hereof or restoring or replacing all damage or destruction of the Mortgaged Property;

                  (2) The application or release by Mortgagee of any Proceeds shall not cure or waive any default or notice of default under this Mortgage or invalidate any act done pursuant to such notice; and

                  (3) Mortgagor may obtain construction financing ("Construction Financing") to fund the cost of the Work provided (i) such financing and the lien securing such financing on the Mortgaged Property is fully and completely subordinate to the lien of this Mortgage, (ii) Mortgagee has approved the terms and conditions of the Construction Financing, including the loan documents evidencing and securing such Construction Financing, which consent shall not be unreasonably withheld or delayed, and (iii) Mortgagor shall pay Mortgagee's costs associated with Mortgagee's review and approval of the Construction Financing, including, without limitation reasonable attorneys' fees.

         E. Any monies released to Mortgagor (or paid or applied on the cost of the Work, as hereinafter defined) shall in no event be deemed a repayment of the Loan. Mortgagee shall not be responsible for any failure to collect the Proceeds under the terms of any insurance policy required pursuant to this Mortgage.

         F. To the extent that Proceeds are to be made available by Mortgagee for the reimbursement of the costs to Mortgagor for completing the Work pursuant to this Section 2.05, such Proceeds shall be paid out by Mortgagee to Fee Mortgagor or Leasehold Mortgagor, as the case may be depending on which party is entitled to receive the Proceeds under the Master Lease, only upon the fulfillment of the terms and conditions set forth in Section 2.05.1 and Section
2.05.2 to Mortgagee's full and complete satisfaction, in its reasonable judgment:

         2.05.1 Conditions To Use Of Proceeds for Work Greater Than 25% of Outstanding Principal. If the cost of completing the Work estimated by Mortgagee shall exceed twenty-five percent (25%) of the then outstanding principal balance under the Loan at the time of the casualty occurrence and the Mortgagee makes the Proceeds available to Mortgagee, then, prior to the commencement thereof (other than Work to be performed on an emergency basis to protect the Mortgaged Property or prevent interference therewith):

         A. Mortgagor shall retain (at Mortgagor's expense) an architect or engineer, approved by Mortgagee in its reasonable judgment in advance of the performance of the Work, and charged with the supervision of the Work; and

         B.       Mortgagor shall have submitted to Mortgagee:

                  1. The plans and specifications for such Work (the "Plans"), along with a cost projection schedule including a trade payment breakdown, project budget, construction schedule and anticipated payments schedule showing the costs and timing for completing the Work (the "Cost Projection Schedule"), each with such detail as Mortgagee may reasonably require. At Mortgagee's request, Mortgagor's interest in the Plans will be assigned to Mortgagee conditioned upon the occurrence of an Event of Default;

                  2. Such other documentation as Mortgagee may reasonably require evidencing that the Work will be in compliance with all federal, state and local, rules, regulations ordinances and codes, including without limitation, all building codes and zoning ordinances, governing or otherwise applicable to the Mortgaged Property or the Work (the "Legal Requirements");

                  3. Executed copies all general construction contracts relating to the Work;

                  4. To the extent that the cost to complete the Work, based upon the Cost Projection Schedule, will be more than the Proceeds, Mortgagor shall have deposited with Mortgagee funds (the "Additional Deposit") at least equal to the difference between (a) the costs to complete the Work as set forth on the Cost Projection Schedule and (b) the Proceeds received and being held by Mortgagee. The Additional Deposit shall be held by Mortgagee under the same terms and conditions, and with the same rights and privileges granted to Mortgagee, as the Proceeds are to be held by Mortgagee under this Mortgage. To the extent that any funds are advanced to Mortgagor pursuant to this Section 2.05, the Additional Deposit shall be deemed to have been the funds first advanced. In the alternative, to the extent that the cost to complete the Work will be more than the Proceeds, Mortgagee shall allow the Guarantors to provide a completion guaranty (the "Completion Guaranty") for all such costs which exceed the Proceeds, which guaranty shall be acceptable to Mortgagee in its sole discretion. Mortgagor shall pay to Mortgagee all costs and expenses incurred by Mortgagee, including, without limitation, legal fees, in connection with the Completion Guaranty.

         2.05.2 Conditions To Use Of Proceeds For All Work, Regardless Of Cost. In the event Mortgagee has made the Proceeds available, the proceeds shall be made available upon the full and complete performance of the Work, regardless of the cost thereof:

         A. Neither an Event of Default nor a Potential Default shall have occurred and be continuing;

         B. Mortgagor shall provide lien waivers satisfactory in form and substance to Mortgagee covering the Work and an endorsement to the title policy evidencing that there has not been filed, and insuring against the filing of, any mechanic's lien or other lien, affidavit or instrument asserting any lien or any lien rights with respect to the Mortgaged Property;

         C. Mortgagor shall provide a copy of a Certificate of Occupancy if required by Law and all other licenses, certificates and permits as may be required by any Legal Requirements to render occupancy of the damaged portion of the Mortgaged Property lawful for its intended purposes;

         D. Mortgagor shall provide no less than ten (10) business days prior written notice to Mortgagee of its request for the release of Proceeds;

         E. The architect or engineer reasonably approved by the Mortgagee (if any be required hereinabove, and if not so required or otherwise retained, then Mortgagor or an executive officer, general partner or member of the Members) shall deliver to

      Mortgagee a certification stating, among such other matters as may be reasonably required by Mortgagee that:

                  a. All of the Work has been fully and completely performed in compliance with the approved plans and specifications (if any be required hereinabove), in a good and workmanlike manner.

                  b. The amount of the Proceeds requested to be disbursed is justly required to reimburse Mortgagor for payments by Mortgagor to, or is justly due to, the contractor, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or materials for the Work (giving a brief description of such services and materials);

                  c. The amount of the disbursement requested does not exceed the value of the Work performed;

      F. Mortgagor shall deliver to Mortgagee such other documentation as Mortgagee may reasonably require evidencing that the Mortgaged Property and the Work as completed is in compliance with all Legal Requirements, and that all conditions to any such licenses, certificates and permits issued in connection with the Mortgaged Property and the Work have been fulfilled;

      G. Mortgagor shall deliver to Mortgagee estoppel certificates from Leasehold Mortgagor as lessee under the Master Lease and from each tenant, affected by the casualty including without limitation any Tenant which would have a right of termination or offset as a result of such casualty, under any Major Lease, as defined in the Assignment of Leases and Rents, which acknowledge that all Work was fully and completely performed in compliance with the Master Lease and the Major Leases and that the Master Lease and all such Major Leases remain in full force and effect, and that no default or Event of Default has occurred and is continuing under the Master Lease or such Major Leases;

      H. Mortgagor shall have completed the Work on or before eighteen (18) months after the date of such casualty, as such period may be extended by up to three (3) additional months in the event of a force majeure.

      Nothing herein shall be interpreted to require Mortgagee to make proceeds available to Mortgagor unless the conditions as set forth in Section 2.05(B)(1) or (2) have been fulfilled. Further, nothing herein shall be interpreted to prohibit Mortgagee from (y) withholding five percent (5%) (or a greater amount, if required by any Legal Requirement) of the amount otherwise herein provided to be disbursed from disbursement, and from continuing to withhold such sum until the time permitted for perfecting liens, by each respective trade providing the Work, against the Mortgaged Property has expired, at which time the amount withheld shall be disbursed to Mortgagor (or to Mortgagor and any person or persons furnishing labor and/or material of the Work or directly to such persons) upon completion of the respective work or service by the respective trade and receipt of Mortgagee of the respective mechanics lien waivers, or (z) applying at any time the whole or any part of the Proceeds to the curing of any Event of Default.

      If, upon completion of the Work and disbursement as contemplated herein, any portion of the Proceeds has not been disbursed to Mortgagor (or one or more of the other aforesaid persons), Mortgagee may, at Mortgagee's option, disburse such balance to Mortgagor or apply such balance toward the repayment of the Loan.

                  2.06. Assignment of Policies Upon Foreclosure. That in the event of foreclosure of this Mortgage or other transfer of title or assignment of the Mortgaged Property in extinguishment, in whole or in part, of the debt secured hereby, all right, title and interest of Mortgagor in and to all policies of insurance (except for the liability insurance) required by this Mortgage shall and must inure to the benefit of and pass to the successor in interest to Mortgagor or the purchaser or grantee of the Mortgaged Property.

                  2.07. Indemnification; Subrogation; Waiver of Offset.

                           (a) That in the event Mortgagee is made a party
defendant to any litigation concerning this Mortgage or the Mortgaged Property or any part thereof or therein, or in the occupancy thereof by Mortgagor or persons claiming through the Mortgagor, then Mortgagor shall indemnify, defend and hold Mortgagee harmless from all liability by reason of said litigation, including attorneys' fees and expenses incurred by Mortgagee in any such litigation, whether or not any such litigation is prosecuted to judgment.

         If Mortgagee commences an action against Mortgagor to enforce any of the terms hereof or because of the breach by Mortgagor of any of the terms hereof, or for the recovery of any sum secured hereby, Mortgagor shall pay to Mortgagee attorneys' fees and expenses, and the right to such attorneys' fees and expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to judgment. If an Event of Default occurs under this Mortgage, Mortgagee may employ an attorney or attorneys to protect its rights hereunder, and in the event of such employment following any Event of Default, Mortgagor shall pay Mortgagee attorneys' fees and all other expenses incurred by Mortgagee, whether or not an action is actually commenced against Mortgagor by reason of breach.

                           (b) To waive any and all right to claim or recover
against Mortgagee, its officers, employees, agents and representatives, for loss of or damage to Mortgagor, the Members, any Guarantor, the Mortgaged Property, Mortgagor's property or the property of others under Mortgagor's control from any cause whatsoever.

                           (c) That all sums payable by Mortgagor hereunder
shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Mortgagor hereunder shall in no way be released, discharged or otherwise affected by reason of: (i) any damage to or destruction of or any condemnation or similar taking of the Mortgaged Property or any part thereof;
(ii) any restriction or prevention of or interference with any use of the Mortgaged Property or any part thereof; (iii) any title defect or encumbrance or any eviction from the Premises or the Improvements or any part thereof by title paramount or otherwise; (iv) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Mortgagor, the Members or any Guarantor, or any action taken with respect to this Mortgage by any trustee or receiver of Mortgagor or any Member, or by any court, in any such proceeding; (v) any claim which Mortgagor or any Member has or might have against Mortgagee; (vi) any default or failure on the part of Mortgagee to perform or comply with any of the terms hereof or of any other agreement with Mortgagor; or (vii) any other occurrence whatsoever, whether similar or dissimilar to the foregoing; whether or not Mortgagor or any Member shall have notice or knowledge of any of the foregoing. Mortgagor waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any sum secured hereby and payable by Mortgagor.

            2.08. Taxes and Impositions.

                  (a) To pay all real property taxes and assessments, general and special, and all other taxes and assessments or payments in lieu of taxes of any kind or nature whatsoever, including without limitation non-governmental levies or assessments such as maintenance charges, owner association dues or charges or fees, levies or charges resulting from covenants, together with any other charge or similar payment which create, may create or appear to create or could create a lien upon the Mortgaged Property or the Improvements, or any part thereof, or upon any of Mortgagor's Personal Property, equipment or other facilities used in the operation or maintenance thereof (all of which taxes, assessments and other governmental and non-governmental charges of like nature are hereinafter referred to as "Impositions"); provided, however, that so long as no Event of Default has occurred if, by law, any such Imposition is payable, or at the option of the taxpayer may be legally paid, in installments without delinquency, interest or penalty, Mortgagor may pay the same together with any accrued interest on the unpaid balance of such Imposition in installments as the same become due and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and interest.

                  (b) That if at any time after the date hereof there shall be assessed or imposed by any Law now or hereafter enacted (i) a tax or assessment on the Mortgaged Property in lieu of or in addition to the Impositions payable by Mortgagor pursuant to clause (a) of this Section 2.08, or (ii) a license fee, mercantile, business privilege or any other tax or assessment on Mortgagee and measured by or based in whole or in part upon the amount of the outstanding obligations secured hereby, (all such taxes, assessments or fees shall be deemed to be included within the term "Impositions" as defined in clause (a) of this
Section 2.08), and Mortgagor shall fail to pay and discharge the same as herein provided with respect to the payment of Impositions then, at the option of Mortgagee, and with or without notice to Mortgagor, Mortgagee may pay same, and all such obligations shall be secured hereby and, together with all accrued interest thereon, shall immediately become due and payable. Anything to the contrary herein notwithstanding, Mortgagor shall have no obligation to pay any income, excess profits or similar tax based on and measured by net profits or gross profits levied on Mortgagee or on the obligations secured hereby.

                  (c) Leasehold Mortgagor agrees to pay all rent, and other payments required to be made by Leasehold Mortgagor pursuant to the Master Lease (the "Master Lease Obligations").

                  (d) Subject to the provisions of this Section 2.08, to furnish Mortgagee at least 15 days prior to the date upon which any penalty or interest may be payable by Mortgagor, official receipts of the appropriate taxing authority, or other proof satisfactory to Mortgagee, evidencing the payments thereof.

                  (e) That, so long as no Event of Default has occurred, Mortgagor shall have the right before any delinquency occurs to contest or object to the amount or validity of any such Imposition by appropriate legal proceedings, but this shall not be deemed or construed in any way as relieving, modifying or extending Mortgagor's covenant to pay any such Imposition at the time and in the manner provided in this Section 2.08, unless, at Mortgagee's sole option, Mortgagor: (i) shall immediately demonstrate to Mortgagee's reasonable satisfaction that the legal proceedings shall operate conclusively to prevent the sale of the Mortgaged Property, or any part thereof, and to satisfy such Imposition prior to final determination of such proceedings; and (ii) shall furnish a good and sufficient bond or surety as requested by and satisfactory to Mortgagee, or another good and sufficient undertaking acceptable to Mortgagee as may be required or permitted by law to accomplish a stay of such proceedings. Mortgagee shall, in its sole discretion, determine whether Mortgagor has satisfied the conditions of this section.

                  (f) Mortgagor shall pay to Mortgagee on the day that monthly installments of principal and interest are payable under the Note, until the Secured Obligations are paid in full, an amount equal to one-twelfth (1/12th) of the annual Impositions reasonably estimated by Mortgagee to pay the installment of taxes and assessments next due on the Mortgaged Property as provided for in the Note. Such sums shall be held in escrow by New England Realty Resources, Inc., or such other person as may be from time to time designated by Mortgagee, without interest being payable to Mortgagor. Mortgagor further agrees to promptly upon receipt thereof forward directly to Mortgagee true and complete copies of all bills, statements or other documents relating to the Impositions. Upon receipt of such bills, statements or other documents, and providing Mortgagor has deposited sufficient funds with Mortgagee pursuant to this Section 2.08, Mortgagee shall pay such amounts as may be due thereunder out of the funds so deposited with Mortgagee. If at any time and for any reason the funds deposited with Mortgagee are or will be insufficient to pay such amounts as may then or subsequently be due, Mortgagee shall notify Mortgagor and Mortgagor shall within ten

(10) days of demand by Mortgagee deposit an amount equal to such deficiency with Mortgagee. Should Mortgagor at any time fail to deposit with Mortgagee (exclusive of that portion of said payments which has been applied by Mortgagee on account of the principal of or interest on the indebtedness secured by the Loan Documents) sums which together with sums to be deposited herewith monthly will be sufficient to fully pay such Impositions at least thirty (30) days before delinquency thereof, Mortgagee may, at Mortgagee's election, but without any obligation so to do, advance any amounts required to make up the deficiency, which advances, if any, shall be secured hereby and shall be repayable to Mortgagee as herein elsewhere provided. Should any Event of Default occur or exist on the part of Mortgagor in the payment or performance of any of Mortgagor's obligations under the terms of the Loan Documents, Mortgagee may, at any time and at Mortgagee's option, apply any sums or amounts held by Mortgagee, including any interest earned thereon, to the payment of any indebtedness or obligation of the Mortgagor secured hereby in such manner and order as Mortgagee may elect. The receipt, use or application of any such sums paid by Mortgagor to Mortgagee hereunder shall not be construed to affect the maturity of any of the Secured Obligations or any of the rights or powers of Mortgagee under the terms of the Loan Documents or any of the obligations of Mortgagor under any Loan Document. Funds deposited with Mortgagee pursuant to this Section 2.08 in an account or accounts designated for such deposits may be commingled by Mortgagee with similar deposits by other mortgagors, and, to the extent permitted by applicable law, shall not bear interest. The provisions of this Section 2.08(f) are subject to the terms of a separate letter agreement between Mortgagor and Mortgagee.

                  (g) Mortgagor covenants and agrees, to the extent permitted by law, not to suffer, permit or initiate the joint assessment of the real and personal property, or any other procedure whereby the lien of real property taxes and the lien of personal property taxes shall be assessed, levied or charged to the Mortgaged Property as a single lien, nor shall the real property be assessed with any other real property which is not subject to the lien of this Mortgage.

                  (h) That if Mortgagor or any of the Members, assignees, successors or grantees of Mortgagor is or shall be or become a corporation, a limited or general partnership, a limited liability company or limited liability partnership, it shall keep in effect its existence and rights as such corporation or partnership under the Laws of the state of its incorporation or formation and its right to own property and transact business in the state in which the Mortgaged Property is situated during the entire time that it has any ownership or other interest in the Mortgaged Property. For all periods during which the title to the Mortgaged Property or any part thereof shall be held by a corporation or other entity subject to corporate taxes or taxes similar to corporate taxes, Mortgagor shall file or cause to be filed returns for such taxes with the proper authorities, bureaus or department and shall cause to be paid, when due and before interest or penalties are due thereon, all taxes payable by such corporation or other entity to the United States, to such state of incorporation or formation and to the state in which the Mortgaged Property is situated and any political subdivision thereof, and shall produce to Mortgagee receipts showing payment of any and all such taxes, charges or assessments prior to the last dates upon which such taxes, charges or assessments are payable without interest or penalty charges; provided, however, that Mortgagor shall have the right before any delinquency occurs to contest or object to the amount or validity of any such taxes, charges or assessment in good faith and by appropriate legal proceedings, but this shall not be deemed or construed in any way as relieving, modifying or extending Mortgagor's obligation to pay any such taxes, charges or assessments at the time such contest, objection and legal proceedings have been terminated or discontinued adversely to Mortgagor. Within ten (10) days of receipt thereof, Mortgagor shall produce to Mortgagee all settlements, notices of deficiency or overassessment and any other notices pertaining to Mortgagor's tax liability, which may be issued by the United States, the state in which the Mortgaged Property is situated and any political subdivision thereof. If at any time the United States or any department or bureau thereof shall require Internal Revenue stamps on the Note secured hereby, Mortgagor on demand shall pay for them with any interest or penalties payable thereon.

                  2.09. Utilities. To pay when due all utility charges which are incurred by Mortgagor for the benefit of the Mortgaged Property or which may become a charge or lien against the Mortgaged Property for gas, telephone, electricity, electronic equipment, water or sewer services furnished to the Mortgaged Property and all other assessments or charges of a similar nature, whether public or private, the Mortgaged Property or any portion thereof, whether or not such taxes, assessments or charges are liens thereon.

                  2.10. Actions Affecting Mortgaged Property. To appear in and contest any action or proceeding purporting to affect the security hereof or the rights or powers of Mortgagee and to pay all costs and expenses, including cost of evidence of title and attorneys' fees, in any such action or proceeding in which Mortgagee may appear.

                  2.11. Actions by Mortgagee to Preserve Mortgaged Property. That should Mortgagor fail to make any payment or to do any act as and in the manner provided in any of the Loan Documents after the expiration of any applicable notice or grace periods, Mortgagee in its own discretion, without obligation so to do and immediately upon giving notice to Mortgagor but without demand upon Mortgagor and without releasing Mortgagor from any obligation, may make or do the same in such manner and to such extent as Mortgagee may deem necessary to protect the security hereof. In connection therewith (without limiting its general powers), Mortgagee shall have and is hereby given the right, but not the obligation upon an Event of Default: (i) to enter upon and take possession of the Mortgaged Property; (ii) to make additions, alterations, repairs and improvements to the Mortgaged Property which it may reasonably consider necessary or proper to keep the Mortgaged Property in good condition and repair; (iii) to appear and participate in any action or proceeding affecting or which may affect the security hereof or the rights or powers of Mortgagee; (iv) to pay, purchase, contest or compromise any encumbrance, claim, charge, lien, Imposition or debt which in the sound judgment of Mortgagee may adversely affect or appears to affect the security of this Mortgage or be prior or superior hereto in lien, payment or priority; and (v) in exercising such powers, to pay necessary expenses, including fees and charges of counsel or other necessary or desirable consultants. Within ten (10) days of demand therefor by Mortgagee, Mortgagor shall pay all costs and expenses incurred by Mortgagee in connection with the exercise by Mortgagee of the foregoing rights, with interest at the Default Rate including without limitation costs of evidence of title, court costs, appraisals, surveys and attorneys' fees.

                  2.12. Performance; Survival. To fully and faithfully satisfy and perform the obligations of Mortgagor contained in the Loan Documents, and each agreement of Mortgagor incorporated by reference therein or herein, and any modification or amendment thereof. All representations, warranties and covenants of Mortgagor contained therein or incorporated by reference shall survive the closing and funding of the Loan and shall remain continuing obligations, warranties and representations of Mortgagor during any time when any portion of the Secured Obligations remain outstanding.

                  2.13. Eminent Domain. Should the entire Mortgaged Property, or any part thereof or interest therein, be taken or damaged by reason of any public improvement or other eminent domain proceeding, or in any other manner ("Condemnation") and the Mortgaged Property cannot be used thereafter for its intended purposes, or should Mortgagor receive any notice or other information regarding such proceeding, Mortgagor shall give prompt written notice thereof to Mortgagee and the following provisions shall apply:

                  (a) Mortgagee shall be entitled to all compensation for property taken or for damage to property not taken, awards and other payments or relief therefor whether as a result of such proceedings or in lieu thereof made to Mortgagor, to the extent of the outstanding principal sum under the Note, together with interest due to the date of payment and all other amounts constituting the Secured Obligations, and shall be entitled at its option to commence, appear in and prosecute in its own name any action or proceedings jointly with Mortgagor. Mortgagee also shall be entitled to appear in any compromise or settlement in connection with such condemnation or damage. Regardless of whether or not Mortgagee exercises its right to so appear, any such compromise or settlement shall be subject to the consent of Mortgagee, which consent shall not be unreasonably withheld. All such compensation, awards, damages, rights of action and proceeds awarded to Mortgagor (the "Eminent Domain Proceeds") are hereby assigned by Mortgagor to Mortgagee and the same shall be received and collected by Mortgagee, and Mortgagor agrees to execute such further assignments of the Eminent Domain Proceeds and other instruments as Mortgagee may require. Such assignment shall not relieve Mortgagor of its obligations to continue to pay and perform the Secured Obligations or such portion thereof as remains unpaid after any application by Mortgagee pursuant to this Section 2.13 of the Eminent Domain Proceeds to the Secured Obligations.

                  (b) In the event any lesser portion other than the entire Mortgaged Property is so taken or damaged and there shall be no existing Event of Default, after deducting therefrom all costs and expenses (regardless of the particular nature thereof and whether incurred with or without suit), including attorneys' fees, incurred by it in connection with such Eminent Domain Proceeds, Mortgagee may elect, in its sole discretion, to apply such Eminent Domain Proceeds, after such deductions, to either the restoration of the Mortgaged

Property not taken or condemned or to the Secured Obligations in such order as Mortgagee shall in its sole discretion determine.

                        (i) Provided the Eminent Domain Proceeds are made available for restoration, the Mortgaged Property must then be restored by Mortgagor to the use existing immediately prior to such taking or condemnation, and the utility, value, condition and character of the Mortgaged Property, as restored, must be at least equal to the value and utility and substantially similar to the condition and character as existed immediately prior to such taking or condemnation.

                        (ii) In the event Mortgagee elects to make the Eminent Domain Proceeds available to Mortgagor for such restoration, and the application of such Eminent Domain Proceeds shall be subject to the same conditions as set forth in Section 2.05. To the extent such Eminent Domain Proceeds are insufficient for such restoration, any deficiency must be deposited by Mortgagor with Mortgagee and expended prior to the Eminent Domain Proceeds. Such application or release shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

                  (c) In the event Mortgagee elects to rebuild as permitted by this Section 2.13, Mortgagor shall promptly obtain all approvals necessary to comply with all Legal Requirements. If Mortgagor fails to obtain such approvals within twelve (12) months following receipt of the Proceeds or the Eminent Domain Proceeds, as the case may be, such failure shall constitute an Event of Default hereunder. Notwithstanding the foregoing, provided that Mortgagor has diligently and continuously attempted to obtain such approvals during such twelve (12) month period, and despite such efforts been unable to obtain such approvals, then no Event of Default shall have occurred hereunder unless Mortgagor fails to obtain such approvals within eighteen (18) months following receipt of the Proceeds or the Eminent Domain Proceeds, as the case may be, provided that during such additional six (6) month period, the Mortgagor diligently and continuously attempts to obtain such approvals.

            2.14. Inspections. That, subject to the rights of tenants under the Leases, Mortgagee, or its agents, representatives or workers, are authorized to enter at any reasonable time upon reasonable notice or at any time in the event of an emergency upon or in any part of the Mortgaged Property for the purpose of inspecting the same and for the purpose of performing any of the acts it is authorized to perform under the terms of the Loan Documents.

            2.15. Liens. That upon substantial completion of any construction or other improvements or similar work on the Mortgaged Property, to file or cause to be filed waivers of mechanics' liens in form and substance reasonably satisfactory to Mortgagee and to pay and promptly discharge, at Mortgagor's cost and expense, all liens, encumbrances and charges upon the Mortgaged Property, or any part thereof or interest therein. So long as there exists no Event of Default, and so long as neither Mortgagor, Mortgagee, nor any officer, director, employee or agent of either thereof could thereby be subject to any civil or criminal liability, Mortgagor shall have the right to contest in good faith the validity of any such lien, encumbrance or charge, provided Mortgagor shall first either (a) deposit with Mortgagee or with a court in which such contest is being pursued a bond or other security reasonably satisfactory to Mortgagee or (b) record in the Suffolk Registry of Deeds a lien bond, which in the case of either (a) or (b) shall be in such amounts as Mortgagee shall reasonably require, plus costs, expenses, including attorneys' fees and interest, and provided further that Mortgagor shall thereafter diligently proceed to cause such lien, encumbrance or charge to be removed and discharged. If Mortgagor shall fail to discharge any such lien, encumbrance or charge, or provide such security, then, in addition to any other right or remedy of Mortgagee, Mortgagee may, but shall not be obligated to, discharge the same, either by paying the amount claimed to be due, or by procuring the discharge of such lien by depositing in court a bond for the amount claimed or otherwise giving security for such claim, or in such manner as is or may be prescribed by law and all funds advanced by Mortgagee to pay such obligations, liabilities, costs and expenses shall be reimbursed by Mortgagor within ten (10) days of demand by Mortgagee together with interest thereon until reimbursement at the Default Rate set forth in the Note; and all such advances with interest thereon as aforesaid shall be secured by this Mortgage and the other Loan Documents.

            2.16. Mortgagee's Powers. That without affecting the liability of any other person liable for the payment or performance of any obligation herein mentioned, and without affecting the lien or charge of this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of all unpaid Secured Obligations, Mortgagee may, from time to time and without notice (i) release any person so liable, (ii) extend the maturity or alter any of the terms of the Secured Obligations, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Mortgagee's option, any parcel, portion or all of the Mortgaged Property, (v) accept or release any other or additional security for the Secured Obligations, (vi) make compositions or other arrangements with debtors in relation thereto, or (vii) advance additional funds to protect the security hereof and pay or discharge the obligations of Mortgagor hereunder or under the Loan Documents, and all amounts so advanced, with interest thereon at the Default Rate set forth in the Note, shall be secured hereby.

            2.17. Financial Statements; Annual Rent Roll. That Mortgagor will cause to be delivered to Mortgagee as soon as practicable, but in any event not later than ninety (90) days after the end of each calendar year, unaudited annual financial statements including an itemized operating statement of Mortgagor's annual (effective) income and expenses for the operation of the Mortgaged Property, and cash flow statement pertaining to the operation of the Mortgaged Property for the previous calendar year, together with a balance sheet regarding the Premises and Improvements as at the end of each calendar year, all prepared by a certified public accountant reasonably acceptable to Mortgagee or by such other preparer as Mortgagee may approve in writing covering only the Premises which is the subject of this Mortgage. A certified, current rent roll shall be delivered to Mortgagee by Mortgagor at such time. Such rent roll, and such financial statements, shall be certified as being true, correct and complete by Mortgagor. Mortgagor agrees to make its books and accounts relating to the Mortgaged Property available for inspection by Mortgagee or its representatives upon request at any reasonable time. Guarantors will cause to be delivered to Mortgagee as soon as practicable, but in any event not later than ninety (90) days after the end of each calendar year, annual financial statements relating to Guarantors interest in the operation of the Mortgaged Property, prepared by a certified public accountant reasonably acceptable to Mortgagee.

            2.18. Mortgagor's Existence and Authorizations. That Mortgagor and the Members and any subsequent owner of any of the Premises shall do all things necessary to preserve and keep in full force and effect its and their existence, franchises, rights and privileges as a limited liability company, corporation, partnership or trust, as the case may be, under the Laws of the state of its formation and its right to own property and transact business in the state in which the Premises are located, and shall not materially amend, modify, transfer, assign or cancel the Operating Agreements of Mortgagor, or the operating agreement, articles of organization, partnership agreement, or trust agreement, as the case may be, of any subsequent owner as may be permitted by Mortgagee, which amendment, modification, transfer, assignment or cancellation is adverse to the interests of Mortgagee without the prior written consent of Mortgagee.

            2.19. Other Liens. That without the prior written consent of Mortgagee, which may be granted in Mortgagee's sole discretion, Mortgagor shall not now or hereafter cause or permit to exist any other lien on the Premises whether junior or senior to the lien of this Mortgage, excepting only the Permitted Exceptions.

            2.20. Change of Title. That Mortgagee, at its option, may declare the Note secured hereby and all other obligations hereunder to be forthwith due and payable and shall have all other rights and remedies set forth herein if, without the prior written consent of Mortgagee: (i) title to the Mortgaged Property or any part thereof or interest therein is terminated, dissolved, sold, assigned, transferred, conveyed, mortgaged, encumbered or otherwise changed (including any such changes as security for additional financing), whether voluntarily or involuntarily or by operation of law, (ii) title to the Mortgaged Property or any interest therein is divested, (iii) any lease which gives the lessee thereunder any option to purchase the Mortgaged Property or any part thereof is entered into, or (iv) any change in any membership interests in the Mortgagor or its Members other than limited partnership interests, as applicable, or any general partnership interests or any beneficial interests in the Members; subject in each case, to the following provisions regarding Permitted Transfers. Mortgagor acknowledges that the present ownership of the Mortgaged Property is a material inducement to Mortgagee to fund the Loan.

      For purposes hereof and particularly Sections 4.02(b) and 5.01(k), the terms "sell, assign, transfer or convey" shall include, in addition to the common and ordinary meanings of those terms and without limiting their generality, transfers made to a subsidiary or affiliated entity(ies), transfers to a reconstituted limited partnership, transfers made by any partnership to the individual partners or vice-versa, transfers made by a partner to third parties, transfers by any corporation to its stockholders or vice-versa, any corporate merger or consolidation and transfers made by any individuals to any other individuals or any entity, or vice-versa. Any consent by Mortgagee to a change in ownership of the Mortgaged Property or to a change in the composition of Mortgagor may be conditioned, in Mortgagee's sole discretion, upon (a) payment of a transfer fee equal to one percent (1%) of the outstanding indebtedness at the time of such sale, assignment, transfer or conveyance, (b) an increase in the interest rate on the then outstanding indebtedness to a current market rate and (c) any other terms and conditions as Mortgagee may require in its sole discretion.

         Notwithstanding the foregoing, Mortgagee will permit the following transfers (collectively, the "Permitted Transfers") provided no Event of Default has occurred and continues to exist:

         (1) Any member's interest in the Family LLC may be transferred upon the death of that member, but only by will or intestacy;

         (2) Any member's interest or the beneficial interest in any member, as the case may be, in the Family LLC may be voluntarily sold, transferred, conveyed or assigned to immediate family members for estate planning purposes ("immediate family members" shall mean the spouse, children, grandchildren, siblings, and the children of siblings of each existing party, as of the date hereof, or trust for the benefit of one or more of any such persons), provided that at all times there exists a minimum of fifty percent (50%) control of the Family LLC by the members existing as of the date hereof;

         (3) Any member's interest in the Family LLC may be voluntarily sold, transferred, conveyed or assigned to another member or members of the Family LLC or one or more members of the group consisting of Donald Saunders, Lisa Saunders-Hartstein and Pamela Saunders Albin and their immediate family members (as defined in subsection (2) hereof) and/or trusts created exclusively for the benefit of one or more of the foregoing, provided that at all times a minimum of fifty percent (50%) control of the Family LLC is maintained by a member or members of the Family LLC existing as of the date hereof;

         (4) Any transfer of shares or interests in Starwood, Starwood Lodging Corporation, or limited partnership interests of either SLT Realty Limited Partnership or SLC Operating Limited Partnership are permitted; and

         (5) Any transfers: (A) among the Fee Mortgagor, Leasehold Mortgagor or their Members (or entities owned and/or controlled by either of them to one another, or (B) to third parties provided, however, that the Members existing as of the date hereof (or entities owned and/or controlled by either of them) in the aggregate own and control not less than fifty percent (50%) interest in the resulting entity after such transfer.

         The Permitted Transfers are subject to the conditions that notice of such transfer is given to Mortgagee and such transfer shall not reduce, release or otherwise affect the liability of Mortgagor or the Guarantors and such transfer shall not reduce, release or otherwise affect the liability of Mortgagor or the Guarantors under the Loan Documents. No transfer fee or change in Loan terms shall be imposed by Mortgagee with respect to any such Permitted Transfers, however Mortgagee reserves the right to charge Mortgagor for any attorneys' fees or other costs incurred by Mortgagee in connection with such transfer.

      Notwithstanding the foregoing, upon written request of the Mortgagor, Mortgagee will consent to a one-time sale, assignment, transfer or conveyance of the Mortgaged Property or of the ownership interest therein which is not otherwise a Permitted Transfer, provided that the following conditions are fully and completely satisfied in advance of any such sale, assignment, transfer or conveyance:

         (1) no Event of Default has occurred and continues to exist;

         (2) the Mortgagee has determined, in its sole discretion, that proposed transferee has a financial and credit standing and management expertise equal to or greater than that of the Mortgagor at the time of the original Loan approval;

         (3) assignment and assumption documents satisfactory to Mortgagee and its counsel in connection with such sale, assignment, transfer or conveyance are executed and delivered to the Mortgagee. Such assumption documents will provide, however, that the Mortgagor continues to be liable for all liabilities and obligations to the Mortgagee under the Loan Documents, unless otherwise agreed to by the Mortgagee in writing, such agreement to be withheld or granted by the Mortgagee in its sole and absolute discretion;

         (4) the Mortgagee is paid a transfer fee equal to one percent (1%) of the outstanding indebtedness at the time of such sale, assignment, transfer or conveyance;

         (5) all costs and expenses incurred by Mortgagee, including without limitation, legal fees, shall have been paid in full to the Mortgagee by the Mortgagor;

         (6) the Mortgagor delivers to the Mortgagee an endorsement to the Ticor Title Insurance Policy issued in connection with the First Disbursement, as defined in the Note, reflecting the change in the ownership interest to Mortgagee's satisfaction;

         (7) the Mortgagee may require, in its sole discretion, authority documentation of the proposed transferee and opinions of Mortgagor's counsel and the proposed transferee's counsel regarding the due authority of the respective parties to enter into the transfer and the enforceability of the transfer documentation in each case in form and substance reasonably satisfactory to Mortgagee;

         (8) the Mortgagee may require, in its sole discretion, the proposed transferee or any other party, in Mortgagee's sole judgment, to deliver an environmental indemnification, satisfactory to Mortgagee in its sole discretion, which shall contain an acknowledgement by Mortgagor that Mortgagor shall continue to remain liable for its obligations arising prior to the transfer under the Environmental Indemnification Agreement and an assumption by the proposed transferee of such obligations arising after the date of the transfer.

      The rights granted to Mortgagor in the immediately preceding paragraph are personal to Mortgagor, shall be extinguished after the exercise thereof, and shall not inure to the benefit of any subsequent transferee. Such transfer and assumption will not, however, release the Mortgagor or any Guarantor from any liability to the Mortgagee without the prior written consent of Mortgagee, which consent may be given or withheld in Mortgagee's sole discretion, but if given, may be conditioned upon, without limitation, the execution of new guaranties from principals of the transferee as Mortgagee deems necessary, execution by the principals of the transferee and such other requirements as Mortgagee may appropriate in its discretion.

                  2.21. Compliance with Laws; Etc. That Mortgagor shall comply with all Laws and all private covenants which at any time are applicable to the Mortgaged Property or Mortgagor, and shall comply with the requirements of all policies of insurance required by this Mortgage and of the insurers under such policies. Mortgagor shall make any replacements, alterations or improvements to the Mortgaged Property as may be required by such Laws or such requirements even if unforeseen and/or extraordinary. So long as no Event of Default has occurred, Mortgagor shall have the right, after prior written notice to Mortgagee, to contest by appropriate legal proceedings diligently conducted in good faith, without cost or expense to Mortgagee, the validity or application of any Law which does not subject Mortgagee to any criminal or civil liability, and Mortgagor may delay compliance with such Law until final determination of such proceeding if compliance with such Law may legally be delayed until, and such proceedings shall conclusively operate to prevent the enforcement of such Law prior to, such final determination; provided, however, that, if in the judgment of Mortgagee any lien or charge against the Mortgaged Property would or might be incurred by reason of such delay, Mortgagor shall furnish to and maintain with Mortgagee security, at all times satisfactory to Mortgagee, to assure the discharge of such lien or charge. Mortgagor shall keep, (or cause to be kept, in the case of those portions of the Mortgaged Property which are subject to any of the Leases), in full force and effect all licenses, permits and governmental authorizations and agreements necessary or desirable for the ownership, construction, occupancy, operation, management or use of the Mortgaged Property. Mortgagor shall preserve and maintain unimpaired any and all easements, rights of way, appurtenances and other interests and rights constituting any portion of the Mortgaged Property. At all times prior to the repayment in full of the Secured Obligations, there shall be sufficient parking spaces on the Premises, so as to comply with all applicable Laws and all Leases of all or any portion of the Premises.

                  2.22. Environmental Indemnification.

                           (a) If at any time it is determined that there are
any Hazardous Materials (as defined in the Environmental Indemnification Agreement) located in, on, under, around or above the Mortgaged Property which are subject to any federal, state or local environmental Law or private agreement ("Environmental Requirements"), including Environmental Requirements requiring special handling of Hazardous Materials in their use, handling, collection, storage, treatment or disposal, Mortgagor shall (i) immediately notify Mortgagee of such determination; (ii) commence with diligence within thirty (30) days after receipt of notice of the presence of the Hazardous Materials, and (iii) continue to diligently take all appropriate action, at Mortgagor's sole expense, to comply with all such Environmental Requirements.


                  (b) This Section 2.22 is in addition to and not in limitation of that certain Environmental Indemnification and Hold Harmless Agreement of even date herewith (the "Environmental Indemnification Agreement") given by Mortgagor and by the Guarantors to Mortgagee. Any conflict that may exist between the two documents shall be interpreted as set forth in Section 6.11 of this Mortgage. The terms of the Environmental Indemnification Agreement are incorporated herein by reference and made a part hereof. The failure of Mortgagor to comply with all Environmental Requirements or any of the terms of the Environmental Indemnification Agreement after the lapse of any applicable notice or grace periods shall constitute an Event of Default hereunder.


                                 ARTICLE III

                             ASSIGNMENT OF LEASES

            3.01 Assignment of Leases and Rents. Mortgagor hereby and also by a certain Assignment of Leases and Rents of even date herewith given by Mortgagor to Mortgagee ("Assignment of Leases and Rents"), which Assignment of Leases and Rents is incorporated herein by reference as fully and with the same effect as if set forth herein at length, assigns and transfers to Mortgagee all existing and future Leases, and the Rents of the Mortgaged Property, and hereby gives to and confers upon Mortgagee the right, power and authority to collect such Rents of the Mortgaged Property. This Assignment is and is intended to be an absolute assignment from Mortgagor to Mortgagee and not merely the passing of a security interest or a conditional assignment, contingent only upon the privilege, which may be revoked by Mortgagee, of the Mortgagor to collect Rents in accordance with the Assignment of Leases and Rents.

            3.02. Covenants as to Leases. Mortgagor shall not execute, amend or terminate as landlord, Leases of the Improvements or Mortgaged Property or any part thereof, except in compliance with the Assignment of Leases and Rents, and the following provisions:

                  (a) Copies of Leases. Mortgagor shall promptly deliver to Mortgagee a copy of any executed Lease for any part of the Mortgaged Property and upon request shall supply to Mortgagee such reasonable information and documentation regarding the tenant thereunder;

                  (b) Subordination. Mortgagor hereby expressly agrees and affirms that all Leases, including but not limited to the Master Lease, for any of the Mortgaged Property or Improvements now or hereafter executed shall, at Mortgagee's option, be subordinate to this Mortgage; provided, however, that Mortgagee shall have the right at any time to require that any Lease now or hereafter executed be made superior to the lien of this Mortgage, at Mortgagor's expense. Mortgagee shall have the right at any time and from time to time to demand and require that any tenant under any existing Lease (provided the Lease so requires the tenant to do so) and any future Lease execute a subordination, attornment and non-disturbance agreement in form and substance satisfactory to Mortgagee; and

                  (c) Bona Fide Transactions. All Leases of any part of the Mortgaged Property shall be an arm's length transaction, shall be subject to all other applicable provisions of the Loan Documents, and except for the Master Lease, shall be for bona fide actual occupancy.

                  3.03. Master Lease. Notwithstanding the foregoing with respect to the Master Lease, the Fee Mortgagor and Leasehold Mortgagor warrant, represent, covenant and agree, respectively, as is applicable to each party, as follows:

                  (a) The Master Lease is a complete statement of the agreement between the parties thereto with respect to the letting of the Mortgaged Property and except as set forth therein, has not been terminated, amended, modified, extended, shortened in term, or restated in any respect. The Master Lease is currently in full force and effect according to its terms and is a binding obligation of the Leasehold Mortgagor and Fee Mortgagor as of the date hereof; and there exits no default (nor any events which, with the passage of time, the giving of notice, or both, would cause a default or an Event of Default under any term or terms of the Master Lease, or any other circumstance which would cause either party to terminate the interest of the other party in the Master Lease.

                  (b) Leasehold Mortgagor will pay all rent and other charges required under the Master Lease as and when the same are due and Fee Mortgagor and Leasehold Mortgagor will keep, observe and perform, or cause to be kept, observed and performed, all of the other material terms, covenants, provisions and agreements of the Master Lease for which it is responsible, and will not in any manner, cancel, terminate, shorten the term or surrender, or permit any cancellation, termination, surrender or shortening of the term of the Master Lease, in whole or in part, or, without the written consent of Mortgagee (which consent shall not be unreasonably withheld), either orally or in writing, modify, amend or permit any modification or amendment of any of the terms thereof in any manner which adversely affects this Mortgage or Mortgagee, or consent to the subordination of the Master Lease to any mortgage of the fee interest of Fee Mortgagor, and any attempt on the part of the Fee Mortgagor or Leasehold Mortgagor to exercise any of the foregoing without such written consent of Mortgagee shall not be binding on Mortgagee if Mortgagee succeeds to the interest of Fee Mortgagor or Leasehold Mortgagor under the Master Lease.

                  (c) Each of the Mortgagors, respectively, will do, or cause to be done, all things necessary to prevent any default under the Master Lease, or any termination, surrender, cancellation, forfeiture or impairment thereof.

                  (d) Each Mortgagor will use reasonable efforts to enforce the obligations of each Mortgagor under the Master Lease, and will promptly notify Mortgagee in writing of any default by the Fee Mortgagor or by Leasehold Mortgagor in the performance or observance of any of the terms, covenants and conditions on the part of Fee Mortgagor or Leasehold Mortgagor, as the case may be, to be performed or observed under the Master Lease and Fee Mortgagor or Leasehold Mortgagor will promptly advise Mortgagee in writing of the occurrences of any default under the Master Lease and of the giving of any notice by Leasehold Mortgagor to Fee Mortgagor or Fee Mortgagor to Leasehold Mortgagor, as the case may be, of any default by Fee Mortgagor or Leasehold Mortgagor, as the case may be, in performance or observance of any of the terms, covenants or conditions of the Master Lease on the part of Fee Mortgagor or Leasehold Mortgagor to be performed or observed and will promptly deliver to Mortgagee a true copy of each such notice.

                  (e) Fee Mortgagor shall not institute any action or proceeding to evict Leasehold Mortgagor or to recover possession of the Mortgaged Property or any part thereof or for any other purpose affecting the Master Lease or this Mortgage without Mortgagee's prior written consent and in such event, Fee Mortgagor will, immediately upon service thereof on or to Leasehold Mortgagor, deliver to Mortgagee a true copy of each petition, summons, complaint, notice or motion, order to show cause and of all other provisions, pleadings, and papers, however designated, served in any such action or proceeding.

                  (f) Fee Mortgagor and Leasehold Mortgagor covenant and agree that unless Mortgagee shall otherwise expressly consent in writing, the fee title to the property, if any, demised by the Master Lease and the Mortgaged Property shall not merge but shall always remain separate and distinct, notwithstanding the union of said estates either in Fee Mortgagor, Leasehold Mortgagor, or a third party by purchase or otherwise;

                  (g) No release or forbearance of any of the Fee Mortgagor or Leasehold Mortgagor's obligations under the Master Lease, pursuant to the Master Lease, or otherwise, shall release Fee Mortgagor or Leasehold Mortgagor from any of its obligations under this Mortgage, including Leasehold Mortgagor's obligation with respect to the payment of rent as provided for in the Master Lease and the performance of all of the terms, provisions, covenants, conditions and agreements contained in the

      Master Lease, to be kept, performed and complied with by Fee Mortgagor or Leasehold Mortgagor as landlord and tenant, respectively, therein.

                  (h) The lien of this mortgage shall attach to all of Leasehold Mortgagor's rights and remedies at any time arising under or pursuant to Subsection 365(h) of the Bankruptcy Code, 11 U.S.C. Section 365(h), including, without limitation, all of Leasehold Mortgagor's rights to remain in possession of the Mortgaged Property.

                  (i) Fee Mortgagor or Leasehold Mortgagor shall not, without Mortgagee's prior written consent, elect to treat the Master Lease as terminated under Subsection 365(h) (1) of the Bankruptcy Code, 11 U.S.C.
      Section 365(h)(1). Any such election made without Mortgagee's consent shall be void.

                  (j) Leasehold Mortgagor hereby unconditionally assigns, transfers and sets over to the Mortgagee all of Leasehold Mortgagor's claims and rights to the payment of damages arising from any rejection of the Master Lease by Fee Mortgagor or any other fee owner of the Mortgaged Property under the Bankruptcy Code. Mortgagee shall have the right to proceed in its own name or in the name of Leasehold Mortgagor in respect of any claim suit, action or proceeding relating to the rejection of the Master Lease, including, without limitation, the right to file and prosecute any proofs of claim, complaints, motions, applications, notices and other documents and any and all rights to vote with respect to such matters, in any case in respect to the Fee Mortgagor or any fee owner under the Bankruptcy Code. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until all of the obligations secured by this Mortgage shall have been satisfied and discharged in full. Any amounts received by Mortgagee as damages arising out of the rejection of the Master Lease as aforesaid shall be applied first to all costs and expenses of Mortgagee (including, without limitation, reasonable attorneys' fees) incurred in connection with the exercise of any of its rights or remedies under this section.

                  (k) If pursuant to Subsection 365(h)(2) of the Bankruptcy Code, 11 U.S.C. Section 365(h)(2), Mortgagor shall seek to offset against the rent reserved in the Master Lease the amount of any damages caused by the nonperformance by the Landlord or any fee owner of any of their obligations under the Master Lease after the rejection by the Landlord or any fee owner of the Master Lease under the Bankruptcy Code, Mortgagor shall, prior to effecting such offset, notify Mortgagee of its intent to do so, setting forth the amounts proposed to be so offset and the basis therefor. Mortgagee shall have the right to object to all or any part of such offset that, in the reasonable judgment of Mortgagee, would constitute a breach of the Master Lease, and in the event of such objection, Mortgagor shall not effect any offset of the amounts so objected to by Mortgagee. Neither Mortgagee's failure to object as aforesaid nor any objection relating to such offset shall constitute an approval of any such offset by Mortgagee. Mortgagor shall pay and protect Mortgagee, and indemnify and save

      Mortgagee harmless from and against, any and all claims, demands, actions, suits, proceedings, damages, losses, costs and expenses of every nature whatsoever (including, without limitation, reasonable attorneys' fees) arising from or relating to any offset by Mortgagor against the rent reserved in the Master Lease.

                  (l) If any action, proceedings, motion or notice shall be commenced or filed in respect of the Landlord or any fee owner, the Mortgaged Property or the Master Lease in connection with any case under the Bankruptcy Code, Mortgagee shall have the option, exercisable by notice from Mortgagee to Mortgagor, to join any such litigation with counsel of Mortgagee's choice. Mortgagee may proceed in its own name in connection with any such litigation, and Fee Mortgagor agrees to execute any and all powers, authorizations, consents or other documents required by Mortgagee in connection therewith. Fee Mortgagor shall, upon demand, pay to Mortgagee all costs and expenses (including reasonable attorneys' fees) paid or incurred by Mortgagee in connection with the prosecution or conduct of any such proceedings. Any such costs or expenses not paid by Fee Mortgagor as aforesaid shall be secured by the lien of this Mortgage and shall be added to the indebtedness secured hereby.

                  (m) Fee Mortgagor or Leasehold Mortgagor shall, after obtaining knowledge thereof, promptly notify Mortgagee of any filing by or against the Fee Mortgagor, Leasehold Mortgagor or another such owner of a petition under the Bankruptcy Code. Fee Mortgagor or Leasehold Mortgagor shall promptly deliver to Mortgagee, following receipt, copies of any and all notices, summonses, pleadings, applications and other documents received by Fee Mortgagor or Leasehold Mortgagor in connection with any such Petition and any proceedings relating thereto.



                                  ARTICLE IV
                              SECURITY AGREEMENT

            4.01. Creation of Security Interest. As security for the Secured Obligations, Mortgagor hereby grants to Mortgagee a security interest in all of Mortgagor's right, title and interest in the Personal Property now or hereafter located on or at the Premises together with any and all replacements thereof or substitutions therefor located on or at the Mortgaged Property.

            4.02. Covenants Regarding Personal Property. Mortgagor does hereby covenant as follows:

                  (a) No Other Liens,. Except for the security interest granted hereby and except as set forth on Exhibit B attached hereto and incorporated herein the Personal Property shall remain free from any lien, security interest, encumbrance or claims thereon of any kind whatsoever. Mortgagor will notify Mortgagee of, and will defend the Personal

Property against, all claims and demands of all persons at any time claiming the same or any interest therein;

                  (b) Encumbrances. Except as set forth on Exhibit B attached hereto and incorporated herein, Mortgagor will not assign, pledge, encumber, hypothecate, lease, sell, convey or in any manner transfer the Personal Property without the prior written consent of Mortgagee, except in the ordinary course of business for the purpose of replacement;

                  (c) Business Purposes. The Personal Property is not and shall not be used, and was not and shall not be purchased, for personal, family or household purposes;

                  (d) Location. The Personal Property will be kept on or at the Mortgaged Property and Mortgagor will not remove the Personal Property or any part thereof from the Mortgaged Property without the prior written consent of Mortgagee, except such portions or items of Personal Property which are consumed or worn out in ordinary usage, all of which shall be promptly replaced by Mortgagor with new items of equal or greater quality, utility and value;

                  (e) Financing Statements. At the request of Mortgagee, Mortgagor will, with or without joinder of Mortgagee, execute one or more financing statements and renewals and amendments thereof pursuant to the Massachusetts Uniform Commercial Code (the "UCC") in form satisfactory to Mortgagee, and will pay the cost of filing the same in all public offices wherever filing is deemed by Mortgagee to be necessary or desirable. Without limiting the foregoing, Mortgagor hereby irrevocably appoints Mortgagee attorney-in-fact for Mortgagor to execute, deliver and file such instruments for and on behalf of Mortgagor, and Mortgagor will pay the costs of any such filing;

                  (f) Covenants and Obligations. All covenants and obligations of Mortgagor contained herein relating to the Mortgaged Property shall be deemed to apply to the Personal Property whether or not expressly referred to herein; and

                  (g) Security Agreement. This Mortgage constitutes both a "mortgage" and a "security agreement" as those terms are used in the UCC and Mortgagee shall be entitled to the rights and benefits of a "secured party", as that term is defined in the UCC or any successor legislation thereto. The Mortgaged Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Mortgaged Property. Mortgagor by granting and delivering this Mortgage has granted to Mortgagee, as security for the Secured Obligations, a security interest in and to those portions of the Mortgaged Property in which a security interest can be granted under the UCC. Portions of the Mortgaged Property are or are to become fixtures as defined in the UCC. This Mortgage constitutes and is effective as a fixture filing as provided in Section 9-402 of the UCC.

                                  ARTICLE V
                         EVENTS OF DEFAULT; REMEDIES

                  5.01. Events of Default. The occurrence of any one or more of the following events shall constitute a default (an "Event of Default") by Mortgagor hereunder:

                  (a) Mortgagor shall fail or refuse to pay when due to the Mortgagee any installment of interest, principal, principal and interest, or any other amount due hereunder or under the Note or any other Loan Document or to make any payment of Impositions, or utility charges within ten (10) days after notice that the same is past due; or

                  (b) Any representation or warranty made by Mortgagor or the Guarantors under this Mortgage or any other Loan Document or any statement made by Mortgagor or any Guarantor in any financial statement, certificate, report, exhibit or document furnished by Mortgagor or any Guarantor to Mortgagee pursuant to or in connection with this Mortgage or any other Loan Document shall prove to have been false or misleading in any material respect as of the time when made (including by omission of material information known to Mortgagor necessary to make such representation, warranty or statement not misleading); or

                  (c) Mortgagor shall default in the performance or observance of any covenant contained in Section 2.03 and 2.04 to the extent each section pertains to the payment for and maintenance of insurance coverage of the Mortgaged Property, 2.05.2(H), 2.07, 2.18, 2.20 or 2.22; or

                  (d) Mortgagor shall default in the performance or observance of any other representation, warranty, covenant, agreement or duty under this Mortgage and such default shall have continued for a period of thirty (30) days after written notice thereof to Mortgagor or, if such default is not reasonably capable of being cured within such thirty (30) day period, if Mortgagor shall have commenced cure within thirty (30) days of notice and thereafter diligently and continuously prosecute to completion, if such default shall have continued for a period of ninety (90) days after said notice; or

                  (e) Mortgagor or any Guarantor shall default in the performance or observance of any covenant, agreement or duty under the Note or any other Loan Document beyond any period of grace with respect thereto; or

                  (f) (intentionally deleted)

                  (g) (intentionally deleted)

                  (h) One or more judgments for the payment of money shall have been entered against Mortgagor or Guarantor, except that to the extent the judgment or judgments do not exceed $5,000,000 in the aggregate and are fully covered by insurance held by the

Borrower, no Event of Default shall have occurred unless such judgment or judgments shall have remained undischarged and unstayed for a period of thirty
(30) consecutive days; or

                  (i) A writ or warrant of attachment, garnishment, execution, distraint or similar process shall have been issued against Mortgagor or any of its respective properties which shall have remained undischarged and unstayed for a period of sixty (60) consecutive days; or

                  (j) (intentionally deleted)

                  (k) Mortgagor or the Members shall sell or otherwise convey or transfer the Mortgaged Property or any part thereof, or, except as permitted by
Section 2.20, any interest in Mortgagor or the Members (including any interest in the profits and/or losses of Mortgagor) shall have been transferred, pledged, levied upon or encumbered in violation of the terms of this Mortgage; or

                  (1) A proceeding shall have been instituted in respect of Mortgagor, the Members, or any Guarantors:

                        (i) seeking to have an order for relief entered in respect of Mortgagor, the Members or the Guarantors, or seeking a declaration or entailing a finding that Mortgagor, the Members or the Guarantors is or are insolvent or a similar declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to Mortgagor, the Members or the Guarantors, its assets or its debts under any Law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar Law now or hereafter in effect; or

                        (ii) seeking appointment of a receiver, trustee, custodian, liquidator, assignee, sequestrator or other similar official for Mortgagor, the Members or the Guarantors or for all or any substantial part of its or their property;

and such proceeding shall result in the entry, making or grant of any such order for relief, declaration, finding, relief or appointment, or such proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive days; or

                  (m) Mortgagor, the Members, or the Guarantors shall become insolvent, shall become generally unable to pay its debts as they become due, shall voluntarily suspend transaction of its business, shall make a general assignment for the benefit of creditors, shall institute a proceeding described in Section 5.01(l)(i) or shall consent to any such order for relief, declaration, finding or relief described therein, shall institute a proceeding described in Section 5.01(l)(ii) or shall consent to any such appointment or to the taking of possession by any such official of all or any substantial part of its property whether or not any such proceeding is instituted, shall dissolve, wind-up or liquidate itself or any substantial part of its property, or shall take any action in furtherance of any of the foregoing.


            5.02. Remedies.

                  (a) Primary Remedies. If an Event of Default shall occur, Mortgagee may (x) declare the Secured Obligations immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and/or (y) exercise any other right, power or remedy available to it at law or in equity, hereunder or under any other Loan Document without demand, protest or notice of any kind, all of which are hereby expressly waived, except such as is expressly required hereby or by such other Loan Document. Without limiting the generality of the foregoing, Mortgagee may:

                        (i) enter and take possession of the Mortgaged Property or any part thereof, exclude Mortgagor and all persons claiming under Mortgagor wholly or partly therefrom, and operate, use, manage and control the same, or cause the same to be operated by a person selected by Mortgagee, either in the name of Mortgagor or otherwise, and upon such entry, from time to time, at the expense of Mortgagor and of the Mortgaged Property, make all such repairs, replacements, alterations, additions or improvements thereto as Mortgagee may deem proper, and collect and receive the rents, revenues (including without limitation, receivables, revenues, rentals and receipts from guest rooms, meeting rooms, food and beverage facilities, vending machines, telephone systems, guest laundry and all other items of revenue, receipts or income as identified in the Uniform System of Accounts for Hotels, 8th revised edition, International Association of Hospitality Accountants and Hotel Association of New York City, Inc. (1986) as from time to time amended), issues, profits, royalties, income and benefits thereof and apply the same to the payment of all expenses which Mortgagee may be authorized to incur under the provisions of this Mortgage and applicable Laws, the remainder to be applied to the payment, performance and discharge of the Secured Obligations in such order as Mortgagee may determine until the same have been paid in full;

                        (ii) institute an action for the foreclosure of this Mortgage and the sale of the Mortgaged Property pursuant to the judgment or decree of a court of competent jurisdiction;

                        (iii) sell the Mortgaged Property to the highest bidder or bidders at public auction at a sale or sales held at such place or places and time or times and upon such notice and otherwise in such manner as may be required by law, or in the absence of any such requirement, as Mortgagee may deem appropriate, and from time to time adjourn such sale by announcement at the time and place specified for such sale or for such adjourned sale or sales without further notice except such as may be required by law;

                        (iv) take all steps to protect and enforce the rights of Mortgagee under this Mortgage by suit for specific performance of any covenant herein contained, or in aid of the execution of any power herein granted or for the enforcement of any other rights;

                        (v) exercise any or all of the rights and remedies available to a secured party under the UCC, including the right to (A) enter the Mortgaged Property and take possession of the Personal Property without demand or notice and without prior judicial hearing or legal proceedings, which Mortgagor hereby expressly waives, (B) require Mortgagor to assemble the Personal Property, or any portion thereof, and make it available to Mortgagee at a place or places designated by Mortgagee and reasonably convenient to both parties and (C) sell all or any portion of the Personal Property at public or private sale, without prior notice to Mortgagor except as otherwise required by law (and if notice is required by law, after ten days' prior written notice), at such place or places and at such time or times and in such manner and upon such terms, whether for cash or on credit, as Mortgagee in its sole discretion may determine. As to any property subject to Article 9 of the UCC included in the Mortgaged Property, Mortgagee may proceed under the UCC or proceed as to both real and personal property in accordance with the provisions of this Mortgage and the rights and remedies that Mortgagee may have at law or in equity, in respect of real property, and treat both the real and personal property included in the Mortgaged Property as one parcel or package of security. Mortgagor shall have the burden of proving that any sale pursuant to this Section 5.02(a) or pursuant to the UCC was conducted in a commercially unreasonable manner; and/or

                        (vi) terminate any management agreements, contracts or agents/managers responsible for the property management of the Mortgaged Property, if in the sole discretion of Mortgagee, such property management is unsatisfactory in any respect.

                  (b) Receiver. If an Event of Default shall occur, Mortgagee shall be entitled as a matter of right to the appointment of a receiver of the Mortgaged Property and the rents, revenues, issues, profits, royalties, income and benefits thereof, without notice or demand, and without regard to the adequacy of the security for the Secured Obligations or the solvency of Mortgagor.

                  (c) Environmental Site Assessments. If an Event of Default shall occur, Mortgagor shall permit such persons as Mortgagee may designate ("Site Reviewers") to visit the Mortgaged Property and perform environmental site investigations and assessments ("Site Assessments") on the Mortgaged Property for the purpose of determining whether there exists on the Mortgaged Property any environmental condition which could result in any liability, cost or expense to the owner or occupier of the Mortgaged Property. Such Site Assessments may include both above and below the ground testing for environmental damage or the presence of Hazardous Materials on the Mortgaged Property and such other tests on the

Mortgaged Property as may be necessary to conduct the Site Assessments in the opinion of the Site Reviewers. Mortgagor will supply to the Site Reviewers such historical and operational information regarding the Mortgaged Property as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments and will make available for meetings with the Site Reviewers appropriate Personnel having knowledge of such matters. The cost of performing all Site Assessments shall be paid by Mortgagor within five days after demand by Mortgagee with interest at the Default Rate until paid.

                  (d) Right of Set-Off. If an Event of Default shall occur, Mortgagee and the holder of any participation in the Note shall have the right, in addition to all other rights and remedies available to it, to set-off against and to appropriate and apply to the unpaid balance of the Note and all other obligations of Mortgagor hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, Mortgagor by Mortgagee or such holder, including without limitation, the Proceeds and all funds in all deposit accounts (general or special) now or hereafter maintained by Mortgagor with Mortgagee or such holder. Such right shall exist whether or not Mortgagee or any such holder shall have made any demand under the Note or any such participation or any other Loan Document and whether or not the Note or such participation or such other obligations are matured or unmatured. Mortgagor hereby confirms the foregoing arrangements and each such holder's and the Mortgagee's right of lien and set-off and nothing in this Mortgage or any other Loan Document shall be deemed any waiver or prohibition of any such holder's or of the Mortgagee's right of lien or set-off. Mortgagee shall endeavor to advise Mortgagor of all holders of any participation in the Note upon the receipt of written request therefor by Mortgagor. However, Mortgagee's failure to so advise Mortgagor shall not constitute a default by Mortgagee, in any respect entitle Mortgagor to any rights or remedies as a result thereof or impair any of the rights and remedies of the Mortgagee under this Mortgage or the Loan Documents.

                  (e) Sales by Parcels. In any sale made under or by virtue of this Mortgage or pursuant to any judgment or decree of court, the Mortgaged Property may be sold in one or more parts or parcels or as an entirety and in such order as Mortgagee may elect, without regard to the right of Mortgagor, or any person claiming under it, to the marshalling of assets.

                  (f) Effect of Sale. The purchaser at any sale made under or by virtue of this Mortgage or pursuant to any judgment or decree of court shall take title to the Mortgaged Property or the part thereof so sold free and discharged of the estate of Mortgagor therein, the purchaser being hereby discharged from all liability to see to the application of the purchase money. Any person, including Mortgagee, may purchase at any such sale. Mortgagee is hereby irrevocably appointed the attorney-in-fact of Mortgagor in its name and stead to make all appropriate transfers and deliveries of the Mortgaged Property or any portions thereof so sold and, for this purpose, Mortgagee may execute all appropriate instruments of transfer, and may substitute one or more persons with like power, Mortgagor hereby ratifying and confirming all that its said attorneys or such substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, Mortgagor shall ratify and confirm, or cause to be ratified and confirmed, any such sale or sales by executing and delivering, or by causing to be executed and delivered, to Mortgagee or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of Mortgagee, for the purpose, and as may be designated, in such request. Any sale or sales made under or by virtue of this Mortgage, to the extent not prohibited by law, shall operate to divest all the estate, right, title, interest, property, claim and demand whatsoever, whether at law or in equity, of Mortgagor in, to and under the Mortgaged Property, or any portions thereof so sold, and shall be a perpetual bar both at law and in equity against Mortgagor, its successors and assigns, and against any and all persons claiming or who may claim the same, or any part thereof, by, through or under Mortgagor, or its successors or assigns. The powers and agency herein granted are coupled with an interest and are irrevocable.

                  (g) Eviction of Mortgagor After Sale. If Mortgagor fails or refuses to surrender possession to the Mortgaged Property after any sale thereof, Mortgagor shall be deemed a subtenant at sufferance, subject to eviction by means of forcible entry and detainer proceedings, provided that this remedy is not exclusive or in derogation of any other right or remedy available to Mortgagee or any purchaser of the Mortgaged Property under any provision of this Mortgage or pursuant to any judgment or decree of court.

                  (h) Insurance Policies. In the event of a foreclosure sale pursuant to this Mortgage or other transfer of title or assignment of the Mortgaged Property in extinguishment, in whole or in part, of the Secured Obligations, all right, title and interest of Mortgagor in and to all policies of insurance (except for the liability insurance) required under the provisions of Section 2.03 shall inure to the benefit of and pass to the successor in interest of Mortgagor or the purchaser or grantee of the Mortgaged Property or any part thereof so transferred.

            5.03. Application of Proceeds. The proceeds of any sale made either under the power of sale hereby given or under a judgment, order or decree made in any action to foreclose or to enforce this Mortgage, shall be applied:

                  (a) first to the payment of (i) all costs and expenses of such sale, including attorneys' fees, appraisers' fees and costs of procuring title searches, title insurance policies and similar items and (ii) all charges, expenses and advances incurred or made by Mortgagee in order to protect the lien or estate created by this Mortgage or the security afforded hereby including any expenses of entering, taking possession of and operating the Mortgaged Property;

                  (b) then to the payment of any other Secured Obligations in such order as Mortgagee may determine until the same have been paid in full; and

                  (c) any balance thereof shall be paid to Mortgagor, or to whosoever shall be legally entitled thereto, or as a court of competent jurisdiction may direct.

            5.04. Right to Sue Without Prejudice. If an Event of Default shall occur, Mortgagee shall have the right from time to time to cause a sale of the Mortgaged Property under the provisions of this Mortgage or, subject to the limitations of Section 6.20 hereof, sue for any sums required to be paid by Mortgagor under the terms of this Mortgage as the same respectively become due, without regard to whether or not the Secured Obligations shall be due and without prejudice to the right of Mortgagee thereafter to cause any such sale or to bring any action or proceeding of foreclosure or otherwise, or to take other action, in respect of any Event of Default existing at the time such earlier action or proceeding was commenced.

            5.05. Power to Modify Documents. Mortgagee may at any time or from time to time (a) renew or extend this Mortgage or any other Loan Document, including but not limited to UCC Financing Statements, or (b) waive any of the terms, covenants or conditions hereof or thereof in whole or in part, or (c) with the consent of the Mortgagor, amend or modify the same in any way, and may release any portion of the Mortgaged Property or any other security, and grant such extensions and indulgences in relation to the Secured Obligations as Mortgagee may determine, without the consent of any junior lienor or encumbrancer and without any obligation to give notice of any kind to any person and without in any manner affecting the priority of the lien or security interest of this Mortgage on or in any part of the Mortgaged Property. Mortgagee may at any time or from time to time subordinate the lien or security interest of this Mortgage to any Lease or any other agreement with respect to the occupancy or use of any part of the Mortgaged Property, or to any easement, restrictive covenant or other encumbrance on any part of the Mortgaged Property, or to any other lien on or security interest in any part of the Mortgaged Property, or to any other interest of any person in or to any part of the Mortgaged Property, in each case without the agreement or consent of Mortgagor or of the tenant or other party holding the interest to which the lien or security interest hereof is being subordinated or of any other person having a right or interest in any of the Mortgaged Property, without any obligation to give notice of any kind to any person, and without in any manner affecting (except to the extent specifically provided in the instrument effecting such subordination) the priority of the lien or security interest of this Mortgage on or in any part of the Mortgaged Property.

            5.06. Remedies Cumulative.

                  (a) Generally. No right or remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other right or remedy, and each and every such right and remedy shall be cumulative and in addition to any other right or remedy of Mortgagee under the Loan Documents or this Mortgage, or at law or in equity. The failure of Mortgagee to insist at any time upon the strict observance or performance of any of the provisions of this Mortgage, or to exercise any right or remedy provided for herein or in the Loan Documents, shall not impair any such right or remedy nor be construed as a waiver or relinquishment thereof. Every right and remedy given by this Mortgage or the Loan Documents to Mortgagee, or to which Mortgagee may otherwise be entitled, may be exercised from time to time and as often as may be deemed expedient by Mortgagee, and no warrant shall be exhausted by the exercise thereof. Mortgagee may pursue inconsistent remedies.

                  (b) Other Security. Mortgagee shall be entitled to enforce payment and performance of any Secured Obligations and to exercise all rights and powers under the Loan Documents or this Mortgage, or at law or in equity, notwithstanding that such Secured Obligations may now or hereafter be otherwise secured. Neither the acceptance of this Mortgage nor its enforcement, whether by court action or pursuant to the power of sale or other powers herein contained, shall prejudice or in any manner affect Mortgagee's right to realize upon or enforce any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee in its sole discretion may determine.

            5.07. Grant and Exercise of Power of Sale. To the maximum extent permissible, this Mortgage is upon the STATUTORY CONDITION and upon the further condition that all agreements and covenants of the Mortgagor and all other parties contained in the Loan Documents shall be fully kept and performed and all of the other conditions thereof shall be fully met, all as therein provided, for any breach of which the Lender shall have the STATUTORY POWER OF SALE.

            5.08. Waiver of Stay, Extension, Moratorium Laws; Equity of Redemption. Mortgagor shall not at any time (a) insist upon, plead or in any manner whatever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium Law or (b) claim, take or insist upon any benefit or advantage of any present or future Law providing for the valuation or appraisal of the Mortgaged Property prior to any sale or sales thereof which may be made under or by virtue of the provisions of Section 5.02; and Mortgagor hereby waives all benefit or advantage of any such Law or Laws. Mortgagor, for itself and all who may claim under it, hereby waives any and all rights and equities of redemption from sale under the power of sale created hereunder or from sale under any order or decree of foreclosure of this Mortgage and all notice or notices of seizure, and all right to have the Mortgaged Property marshalled upon any foreclosure hereof. Mortgagee shall not be obligated to pursue or exhaust its rights or remedies as against any part of the Mortgaged Property before proceeding against any other part thereof and Mortgagor hereby waives any right or claim of right to have Mortgagee proceed in any particular order. Mortgagor hereby waives and releases all errors, defects and imperfections in any proceedings instituted by Mortgagee under this Mortgage.

                                  ARTICLE VI
                                MISCELLANEOUS

            6.01. Giving of Notice.

                  (a) Delivery. Whenever notice is given or required to be given pursuant to this Mortgage, it shall be sent postage prepaid by registered or certified mail, return receipt requested, or by telegram, or by prepaid nationally recognized overnight delivery service or by hand delivery addressed and delivered to the parties at their respective addresses set forth below, or at such other address as a party, by similar written notice to the other parties hereto, may designate from time to time:

                              Mortgagor:

                              SaunStar Land Co., L.L.C.
                              c/o Saunders Real Estate Corp.
                              20 Park Plaza
                              Boston, MA 02116-4399

      and to:                 SaunStar Operating Co., L.L.C.
                              c/o Saunders Real Estate Corp.
                              20 Park Plaza
                              Boston, MA 02116-4399

      and to:                 SLT Realty Limited Partnership
                              c/o Starwood Lodging Trust
                              1135 W. Olympic Boulevard
                              Suite 675
                              Los Angeles, CA 90064
                              Attn:  Ronald Brown

      with a copy, mailed     Alan S. Weil, Esquire
      regular mail, to:       Sidley & Austin
                              875 Third Avenue
                              New York, NY 10022

      and to:                 Joel A. Kozol, Esquire
                              Friedman & Atherton
                              Exchange Place
                              Boston, MA 02109

                              Mortgagee:

                              Life Insurance Company of Georgia
                              c/o ING Investment Management, Inc.
                              300 Galleria Parkway, N.W.
                              Atlanta, Georgia 30339-3149
                              Attention: Maurice Moore

      and to:                 New England Realty Resources, Inc.
                              65 Franklin Street, Suite 400
                              Boston, MA  02110
                              Attention: James M. Murphy


      with a copy, mailed     Paul J. Ayoub, Esquire
      regular mail, to:       Peabody & Arnold
                              50 Rowes Wharf
                              Boston, MA 02110

                  (b) Receipt. Unless otherwise specified, notice shall be deemed to have been received (i) when deposited in the United States mail, registered or certified, return receipt requested or (ii) one (1) business day after the notice is sent by telegram or by a nationally recognized overnight delivery service or (iii) the date of delivery if notice is delivered by hand.

            6.02. Governing Law. This Mortgage and the other Loan Documents shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

            6.03 Statements by Mortgagor. Mortgagor, within ten (10) days after being given notice by mail, will furnish to Mortgagee a written statement stating the unpaid principal of and interest on the Note and any other amounts secured by this Mortgage and stating whether any offset or defense exists against such principal and interest.

            6.04. Captions. The captions or headings at the beginning of each section hereof are solely for the convenience of the parties and are not a part of this Mortgage, nor do such captions affect the scope or meaning of any provisions hereof.

            6.05. Changes in Tax Law. In the event of the passage after the date of this Mortgage of any Law deducting from the value of the Mortgaged Property, for the purpose of taxation, any lien thereon, or changing in any way the Laws now in force for the taxation of mortgages, or debts secured thereby, for state or local purposes, or the manner of the operation of any such taxes so as to affect the interest of Mortgagee, then and in such event, Mortgagor shall bear and pay the full amount of such taxes, provided that if for any reason payment by Mortgagor of any such new or additional taxes would be unlawful (including under Laws governing usury) Mortgagee may either declare the Secured Obligations, with interest thereon, to be immediately due and payable, or pay that amount or portion of such taxes as would be unlawful to require Mortgagor to pay, in which event Mortgagor shall concurrently therewith pay the balance of said taxes.

            6.06. Further Assurances.

                  (a) Generally. From time to time upon the request of Mortgagee, Mortgagor shall promptly and duly execute, acknowledge and deliver any and all such further instruments and documents as Mortgagee may deem reasonably necessary or desirable to confirm this Mortgage, to carry out the purpose and intent hereof, or to enable Mortgagee to enforce any of its rights hereunder.

                  (b) Filings. Mortgagor immediately upon the execution and delivery of this Mortgage, and thereafter from time to time, shall cause this Mortgage, any supplements hereto, any financing statements and each instrument of further assurance to be filed, registered or recorded and refiled, re-registered or rerecorded in such manner and in such places as may be required by any present or future Law in order to publish notice of and perfect the lien and security interest or estate created by this Mortgage on or in the Mortgaged Property, and shall pay all fees and costs in connection therewith.

            6.07. Amendments, Waivers, Etc. This Mortgage cannot be amended, modified, waived, changed, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of such amendment, modification, waiver, change, discharge or termination is sought.

            6.08. No Implied Waiver. No course of dealing and no delay or failure of Mortgagee in exercising any right, power or privilege under this Mortgage, the Note or any other Loan Document shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege.

            6.09. Expenses; Taxes; Attorneys' Fees. Mortgagor agrees to pay or cause to be paid and to save Mortgagee harmless against liability for the payment of all out-of-pocket expenses, including fees and expenses of counsel for Mortgagee, incurred by Mortgagee from time to time (a) arising in connection with the preparation, execution, delivery and performance of this Mortgage, the Note and the other Loan Documents, (b) relating to any requested amendments, waivers or consents to this Mortgage, the Note or any other Loan Document and
(c) arising in connection with Mortgagee's enforcement or preservation of rights under this Mortgage, the Note or any other Loan Document, including such expenses as may be incurred by Mortgagee in the collection of the Note or the realization of security given for the Note. Mortgagor agrees to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by Mortgagee to be payable in connection with this Mortgage, the Note or any other Loan Documents, and Mortgagor agrees to save Mortgagee harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions. Mortgagor agrees to pay and to save Mortgagee harmless against liability for the payment of all out-of-pocket expenses incurred by Mortgagee in connection with its review of any repair, replacement, alteration, improvement or restoration to the Mortgaged Property in connection with the requirements of Sections 2.02, 2.05 and 2.13, including the fees and expenses of counsel for Mortgagee and of any architect engaged by Mortgagee to review plans and specifications, inspect work or provide advice with respect to determinations to be made by Mortgagee in connection therewith. In the event of termination adversely to Mortgagor of any action at law or suit in equity in relation to this Mortgage, the Note or any other Loan Document, Mortgagor will pay, in addition to all other sums which Mortgagor may be required to pay, all attorneys' fees incurred by Mortgagee in connection with such action or suit. All references to "attorneys' fees" in this Mortgage and in the other Loan Documents shall mean reasonable attorneys' fees. All amounts payable by Mortgagor under this Section 6.09 shall be paid within ten (10) days after demand by Mortgagee with interest at the Default Rate specified in the Note until paid.

            6.10. Jurisdiction; Etc. Mortgagor, for itself and the Guarantors, irrevocably (a) agrees that Mortgagee, may bring suit, action or other legal proceedings arising out of this Mortgage (other than those brought for the foreclosure or other realization on the real property security granted hereby), the Note or any other Loan Document, or the transactions contemplated hereby or thereby, in the courts of the Commonwealth of Massachusetts or the courts of the United States for the District of Massachusetts; (b) consents to the jurisdiction of each such court in any such suit, action or proceeding; (c) waives any objection which Mortgagor or the Guarantors, may have to the laying of the venue of any such suit, action or proceeding in any of such courts; and
(d) waives any right it or the Guarantors may have to a jury trial in connection with any suit, action or proceeding arising out of this Mortgage, the Note or any other Loan Document or the transactions contemplated hereby or thereby.

            6.11. Interpretation. Unless the context otherwise requires: (a) the term "person" means an individual, corporation, partnership, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), governmental authority or agency, or any other entity; (b) any reference to an Article or Section shall refer to the specified Article or Section of this Mortgage; (c) words importing the singular number include the plural number, and vice versa; (d) the terms "hereof", "hereby", "hereto", "hereunder" and similar terms refer to this entire Mortgage;
(e) the term "including" shall mean "including without limitation"; (f) any reference to the Mortgaged Property shall refer to the Mortgaged Property or any part thereof or any estate or interest therein; (g) any "consent", "approval" or "option" by Mortgagee shall be in its sole and absolute discretion, unless expressly stated herein to the contrary; (h) the word "Mortgagor" shall mean the person or persons named in this Mortgage and who execute the same and their successors and assigns, and any subsequent owner of the Mortgaged Property; (i) the word "Mortgagee" shall mean the person who is the owner and holder of the Note, whether or not specifically named herein as "Mortgagee", or any subsequent owner and holder of the Note and this Mortgage; (j) the use of any gender shall include all genders; and (k) in the event Mortgagor hereafter consists of more than one person, all agreements, conditions, covenants, provisions, stipulations, warrants of attorney, authorizations, waivers, releases, options, undertakings, rights and benefits made or given by Mortgagor shall be joint and several, and shall bind and affect all persons who are defined as "Mortgagor" as fully as though all of them were specifically named herein wherever the word "Mortgagor" is used. In the event provisions hereof conflict or otherwise are inconsistent with any provision of the other Loan Documents, then the Mortgagor shall be bound by the provision more restrictive to the Mortgagor and more beneficial to the Mortgagee. To the extent possible, however, provisions of this Mortgage and the Note and the other Loan Documents shall be interpreted to compliment and supplement each other. The absence of any provision or portion thereof in one such document shall be not be deemed to be inconsistent with the any other such document containing such provision or portion thereof.


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
Notwithstanding the foregoing, in no event shall any rights of the Mortgagor under the several Loan Documents to cure an Event of Default, or redeem or otherwise reinstate the Loan be deemed cumulative.

            6.12. Invalidity of Certain Provisions. If the security interest, lien or estate created by this Mortgage is invalid or unenforceable as to any part of the Secured Obligations, or as to any part of the Mortgaged Property, the unsecured or partially secured portion of the Secured Obligations shall be completely paid prior to the payment of the remaining and secured or partially secured portion of the Secured Obligations, and all payments made thereon, whether voluntary or pursuant to foreclosure sale or other enforcement action or procedure, shall be considered to have been first paid on and applied to the full payment of that portion of the Secured Obligations which is not secured or fully secured by this Mortgage.

            6.13. Severability. If any term or provision of this Mortgage or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Mortgage, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Mortgage shall be valid and enforceable to the fullest extent permitted by law.

            6.14. Time of Essence; Duration; Survival. Time is of the essence with respect to all of Mortgagor's obligations under this Mortgage and the other Loan Documents. All representations and warranties of Mortgagor contained herein or in any other Loan Document or made in connection herewith or therewith shall survive the making of and shall not be waived by the execution and delivery of this Mortgage or the other Loan Documents, or any investigation by Mortgagee. All covenants and agreements of Mortgagor contained herein or in any other Loan Document shall continue in full force and effect from and after the date hereof and until payment in full of the Secured Obligations. Without limitation, it is understood that all obligations of Mortgagor to make payments to or indemnify Mortgagee shall survive the payment in full of the principal of and interest on the Note, and all other amounts constituting Secured Obligations.

            6.15. Successors and Assigns. This Mortgage applies to, inures to the benefit of and binds all parties hereto, their successors and assigns.

            6.16. Subrogation. To the extent that proceeds of the Note or advances under this Mortgage are used to pay any outstanding lien, charge or prior encumbrance against the Mortgaged Property, such proceeds have been or will be advanced by Mortgagee at Mortgagor's request and Mortgagee shall be subrogated to any and all rights and liens held by any owner or holder of such outstanding liens, charges and prior encumbrances, irrespective of whether said liens, charges or encumbrances are released.

            6.17. Repayment after Acceleration; Prepayment,. If after the acceleration of the maturity of the Secured Obligations as herein provided, a tender of payment of the amount necessary to satisfy the entire Secured Obligations is made at any time prior to foreclosure sale by Mortgagor, its successors or assigns, or by anyone on behalf of Mortgagor, its successors or assigns, such tender shall, to the full extent permitted by law, constitute an evasion of the prepayment terms of the Note and be deemed to be a voluntary prepayment thereunder, and Mortgagee shall not be obligated to accept any such tender of payment unless such tender of payment also includes the Prepayment Premium set forth in the Note.

            6.18. Future Advances. This Mortgage secures, and the Secured Obligations include, (i) all advances made by Mortgagee with respect to any of the Mortgaged Property for the payment of Impositions, maintenance charges, insurance premiums or costs incurred for the protection of any of the Mortgaged Property or the lien of this Mortgage and (ii) all expenses incurred by Mortgagee by reason of an Event of Default hereunder.

            6.19. Assignment of Mortgagee's Interest. Mortgagor hereby specifically grants unto Mortgagee the right and privilege, at Mortgagee's option, to transfer and assign to any third person all or any portion of Mortgagee's interest and obligations hereunder, under the Loan, and under the Loan Documents. Upon any such transfer, Mortgagor, at Mortgagee's request, shall provide an estoppel certificate to such third person in form and content reasonably satisfactory to Mortgagee, in its reasonable discretion.

            6.20. Limitation of Liability. The liability of the Mortgagor for the Secured Obligations hereunder or under any of the Loan Documents is limited in recourse as set forth in Section 19 of the Note.

            The name "Starwood Lodging Trust" is a designation of Starwood Lodging Trust and its trustees (as trustees but not personally) under a Declaration of Trust dated August 15, 1969, as amended and restated as of June 6, 1988, as further amended on February 1, 1995, as further amended on June 19, 1995 and as the same may be further amended from time to time, and all persons dealing with Starwood Lodging Trust shall look solely to Starwood Lodging Trust's assets for the enforcement of any claims against Starwood Lodging Trust, as the trustees, officers, agents and security holders of Starwood Lodging Trust assume no personal liability for obligations entered into on behalf of Starwood Lodging Trust, and their respective individual assets shall not be subject to the claims of any person relating to such obligations. The foregoing shall govern all direct and indirect obligations of Starwood Lodging Trust under this Mortgage and the other Loan Documents.

      IN WITNESS WHEREOF, this Mortgage has been duly executed as a sealed instrument as of the day and year first above written.

                              FEE MORTGAGOR:
                              SAUNSTAR LAND CO., LLC

                              By:   DONALD SAUNDERS FAMILY LLC,
                                    its member

                                    By: /s/ Donald L. Saunders
                                        ---------------------------------------
                                    Name: Donald L. Saunders, its manager
                                          hereunto duly authorized

                              By:   SLT REALTY LIMITED PARTNERSHIP,
                                    its member

                                    By:   STARWOOD LODGING TRUST,
                                          its general partner

                                          By: /s/ Ronald C. Brown
                                              ----------------------------------
                                             Name:  Ronald C. Brown
                                             Title: Vice President and
                                                    Chief Financial Officer
                                                    hereunto duly authorized


                              LEASEHOLD MORTGAGOR:

                              SAUNSTAR OPERATING CO., LLC

                              By:   DONALD SAUNDERS FAMILY LLC,
                                    its member

                                    By: /s/ Donald L. Saunders
                                        ---------------------------------------
                                    Name: Donald L. Saunders, its manager
                                          hereunto duly authorized

                              By:   SLC OPERATING LIMITED PARTNERSHIP,
                                    its member

                                    By:   STARWOOD LODGING CORPORATION,
                                          its managing general partner


By: /s/ Charles McCain
   ______________________________

                                    Name:  Charles McCain
                                    Title: Treasurer
                                           hereunto duly authorized

                         COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.                                                      May 7, 1996

      Then personally appeared the above-named Donald L. Saunders, manager of Donald Saunders Family LLC, which is a member of SaunStar Land Co., LLC and SaunStar Operating Co., LLC, and acknowledged the foregoing instrument to be the free act and deed of said company on behalf of SaunStar Land Co., LLC and SaunStar Operating Co., LLC, before me

                                        /s/ Barbara F. Duby
                                        ______________________________
                                        Notary Public
                                        My commission expires:
[Seal]


                         COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.                                                     May 7, 1996

      Then personally appeared the above-named Ronald C. Brown, Vice President and Chief Financial Officer of Starwood Lodging Trust, General Partner of SLT Realty Limited Partnership, which is a member of SaunStar Land Co., LLC and acknowledged the foregoing instrument to be the free act and deed of said trust on behalf of said limited partnership as a member of said company, before me

                                         /s/ Andrea S. Cameron
                                         ______________________________
                                         Notary Public
                                         My commission expires:
[Seal]

                         COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.                                                      May 7, 1996

      Then personally appeared the above-named Charles McCain, Treasurer of Starwood Lodging Corporation, General Partner of SLC Operating Limited Partnership which is a member of SaunStar Operating Co., LLC, and acknowledged the foregoing instrument to be the free act and deed of said corporation on behalf of said limited partnership as a member of said company, before me.


                                    /s/ Andrea S. Cameron
                                    ----------------------------------------
                                    Notary Public
                                    My commission expires:
[Seal]